Exhibit 99.1

Assured Guaranty Municipal Corp.

Condensed Consolidated Financial Statements

(Unaudited)

September 30, 2022

ASSURED GUARANTY MUNICIPAL CORP.

Assured Guaranty Municipal Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(dollars in millions except share data)

	As of
	September 30, 2022	December 31, 2021
Assets
Investments:
Fixed-maturity securities, available-for-sale, at fair value, net of allowance for credit loss of $21 and $18 (amortized cost of $4,043 and $4,259)	$3,552	$4,398
Fixed-maturity securities, trading, at fair value	207	—
Short-term investments, at fair value	579	599
Surplus note of affiliate, held-to-maturity, at amortized cost	300	300
Equity method investments (includes $591 and $562, at fair value)	687	695
Other invested assets, at fair value	4	5
Total investments	5,329	5,997
Cash	22	14
Loans receivable from affiliate	163	163
Premiums receivable	921	1,074
Ceded unearned premium reserve	653	643
Reinsurance recoverable on unpaid losses	93	98
Salvage and subrogation recoverable	318	528
Financial guaranty variable interest entities’ assets, at fair value	183	229
Other assets (includes $16 and $11, at fair value)	326	206
Total assets	$8,008	$8,952
Liabilities
Unearned premium reserve	$2,995	$2,962
Loss and loss adjustment expense reserve	367	384
Reinsurance balances payable, net	231	333
Financial guaranty variable interest entities’ liabilities, at fair value (with recourse of $193 and $243, without recourse of $11 and $17)	204	260
Other liabilities	276	369
Total liabilities	4,073	4,308

Commitments and contingencies (Note 11)

Shareholder’s equity
Preferred stock ($1,000 par value, 5,000.1 shares authorized; no shares issued or outstanding)	—	—
Common stock ($92,025 par value, 163 shares authorized, issued and outstanding)	15	15
Additional paid-in capital	694	694
Retained earnings	3,472	3,633
Accumulated other comprehensive income (loss), net of tax provision (benefit) of $70 and $18	(456)	86
Total shareholder’s equity attributable to Assured Guaranty Municipal Corp.	3,725	4,428
Noncontrolling interests	210	216
Total shareholder’s equity	3,935	4,644
Total liabilities and shareholder’s equity	$8,008	$8,952

The accompanying notes are an integral part of these condensed consolidated financial statements.

Assured Guaranty Municipal Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Net earned premiums	$54	$62	$172	$180
Net investment income	37	35	108	113
Net realized investment gains (losses)	(9)	3	(27)	16
Fair value gains (losses) on committed capital securities	—	(1)	6	(13)
Fair value gains (losses) on financial guaranty variable interest entities	8	4	15	14
Foreign exchange gains (losses) on remeasurement	(65)	(22)	(152)	(17)
Fair value gains (losses) on trading securities	(1)	—	(13)	—
Commutation gains (losses)	—	—	2	(7)
Gain (loss) on ceded funds held with affiliates	—	—	16	—
Other income (loss)	—	4	(2)	5
Total revenues	24	85	125	291
Expenses
Loss and loss adjustment expenses (benefit)	(41)	(46)	(10)	(64)
Employee compensation and benefit expenses	22	21	69	62
Write-off of insurance licenses of Municipal Assurance Corp.	—	—	—	16
Other expenses	12	10	37	36
Total expenses	(7)	(15)	96	50
Income (loss) before income taxes and equity in earnings (losses) of investees	31	100	29	241
Equity in earnings (losses) of investees	(12)	31	(46)	98
Income (loss) before income taxes	19	131	(17)	339
Less: Provision (benefit) for income taxes	(20)	17	(23)	53
Net income (loss)	39	114	6	286
Less: Noncontrolling interests	2	8	(6)	16
Net income (loss) attributable to Assured Guaranty Municipal Corp.	$37	$106	$12	$270

The accompanying notes are an integral part of these condensed consolidated financial statements.

Assured Guaranty Municipal Corp.
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$39	$114	$6	286
Change in net unrealized gains (losses) on:
Investments with no credit impairment, net of tax provision (benefit) of $(22), $(5), $(77) and $(13)	(171)	(46)	(488)	(88)
Investments with credit impairment, net of tax provision (benefit) of $0, $(2), $(11) and $3	(7)	(4)	(53)	14
Change in net unrealized gains (losses) on investments	(178)	(50)	(541)	(74)
Change in instrument-specific credit risk on financial guaranty variable interest entities’ liabilities with recourse, net of tax	(3)	1	(1)	(1)
Other comprehensive income (loss)	(181)	(49)	(542)	(75)
Comprehensive income (loss)	(142)	65	(536)	211
Less: Comprehensive income (loss) attributable to noncontrolling interests	2	8	(6)	3
Comprehensive income (loss) attributable to Assured Guaranty Municipal Corp.	$(144)	$57	$(530)	$208

The accompanying notes are an integral part of these condensed consolidated financial statements.

Assured Guaranty Municipal Corp.
Condensed Consolidated Statements of Shareholder’s Equity (Unaudited)
(dollars in millions, except share data)

For the Three Months Ended September 30, 2022

		Total Shareholder's Equity Attributable to Assured Guaranty Municipal Corp.
	Common Shares Outstanding	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncontrolling Interests	Shareholder’s Equity
Balance at June 30, 2022	163	$15	$694	$3,512	$(275)	$3,946	$208	$4,154
Net income	—	—	—	37	—	37	2	39
Dividends	—	—	—	(77)	—	(77)	—	(77)
Other comprehensive loss	—	—	—	—	(181)	(181)	—	(181)
Balance at September 30, 2022	163	$15	$694	$3,472	$(456)	$3,725	$210	$3,935

For the Three Months Ended September 30, 2021

		Total Shareholder's Equity Attributable to Assured Guaranty Municipal Corp.
	Common Shares Outstanding	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncontrolling Interests	Shareholder’s Equity
Balance at June 30, 2021	163	$15	$694	$3,603	$172	$4,484	$205	$4,689
Net income	—	—	—	106	—	106	8	114
Dividends	—	—	—	(104)	—	(104)	—	(104)
Other comprehensive loss	—	—	—	—	(49)	(49)	—	(49)
Balance at September 30, 2021	163	$15	$694	$3,605	$123	$4,437	$213	$4,650

Assured Guaranty Municipal Corp.
Condensed Consolidated Statements of Shareholder’s Equity (Unaudited)
(dollars in millions, except share data)

For the Nine Months Ended September 30, 2022

		Total Shareholder's Equity Attributable to Assured Guaranty Municipal Corp.
	Common Shares Outstanding	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncontrolling Interests	Shareholder’s Equity
Balance at December 31, 2021	163	$15	$694	$3,633	$86	$4,428	$216	$4,644
Net income (loss)	—	—	—	12	—	12	(6)	6
Dividends	—	—	—	(173)	—	(173)	—	(173)
Other comprehensive loss	—	—	—	—	(542)	(542)	—	(542)
Balance at September 30, 2022	163	$15	$694	$3,472	$(456)	$3,725	$210	$3,935

For the Nine Months Ended September 30, 2021

		Total Shareholder's Equity Attributable to Assured Guaranty Municipal Corp.
	Common Shares Outstanding	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total	Noncontrolling Interests	Shareholder’s Equity
Balance at December 31, 2020	163	$15	$698	$3,521	$185	$4,419	$408	$4,827
Net income	—	—	—	270	—	270	16	286
Dividends	—	—	—	(186)	—	(186)	—	(186)
Distributions to and purchase of noncontrolling interest from affiliate (Note 1)	—	—	—	—	—	—	(198)	(198)
Other	—	—	(4)	—	—	(4)	—	(4)
Other comprehensive loss	—	—	—	—	(62)	(62)	(13)	(75)
Balance at September 30, 2021	163	$15	$694	$3,605	$123	$4,437	$213	$4,650

The accompanying notes are an integral part of these condensed consolidated financial statements.

Assured Guaranty Municipal Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Nine Months Ended September 30,
	2022	2021
Net cash flows provided by (used in) operating activities	$(524)	$63
Cash flows from investing activities:
Fixed-maturity securities, available-for-sale:
Purchases	(199)	(636)
Sales	430	194
Maturities and paydowns	415	496
Short-term investments with original maturities of over three months:
Purchases	(42)	—
Maturities and paydowns	23	19
Net sales (purchases) of short-term investments with original maturities of less than three months	37	75
Sales of fixed-maturity securities, trading	83	—
Paydowns of financial guaranty variable interest entities’ assets	47	36
Purchases of equity method investments - funds managed by Assured Investment Management LLC	(131)	(146)
Distributions from equity method investments - funds managed by Assured Investment Management LLC	89	97
Purchases of other equity method investments	(9)	(20)
Return of capital from and sales of other equity method investments	13	8
Other	1	—
Net cash flows provided by (used in) investing activities	757	123
Cash flows from financing activities:
Dividends paid to Assured Guaranty Municipal Holdings Inc.	(173)	(186)
Net paydowns of financial guaranty variable interest entities’ liabilities	(49)	(30)
Other	—	(2)
Net cash flows provided by (used in) financing activities	(222)	(218)
Effect of foreign exchange rate changes	(3)	(1)
Increase (decrease) in cash	8	(33)
Cash at beginning of period	14	63
Cash at end of period	$22	$30

(continued on next page)

Assured Guaranty Municipal Corp.

Condensed Consolidated Statements of Cash Flows (Unaudited) - Continued
(in millions)

	Nine Months Ended September 30,
	2022	2021
Supplemental cash flow information:
Income taxes paid (received)	$51	$2

Supplemental disclosure of non-cash activities:
Fixed-maturity securities, available-for-sale, received as salvage	$487	$—
Fixed-maturity securities, available-for-sale, ceded to a reinsurer	27	—
Fixed-maturity securities, trading, received as salvage	309	—
Fixed-maturity securities, trading, ceded to a reinsurer	6	—
Debt securities of financial guaranty variable interest entities received as salvage	11	—
Contributions to funds managed by Assured Investment Management LLC	219	2
Return of capital from funds managed by Assured Investment Management LLC	219	2
MAC Transaction (Note 1):
Fixed-maturity securities transferred to affiliate in consideration of the reassumption of remaining cessions to Municipal Assurance Corp. and the distribution of Municipal Assurance Corp.’s earned surplus	—	166
Short-term investments transferred as consideration for purchase of noncontrolling interest in Municipal Assurance Holdings Inc. and distribution of Municipal Assurance Corp.’s earned surplus	—	65

The accompanying notes are an integral part of these condensed consolidated financial statements.

Assured Guaranty Municipal Corp.
Note to Condensed Consolidated Financial Statements (Unaudited)

1.    Business and Basis of Presentation

Business

Assured Guaranty Municipal Corp. (AGM, or together with its subsidiaries, the Company), a New York domiciled insurance company, is a wholly owned subsidiary of Assured Guaranty Municipal Holdings Inc. (AGMH). AGMH is an indirect, wholly owned subsidiary of Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty). AGL is a Bermuda-based holding company that provides, through its operating subsidiaries, credit protection products to the United States (U.S.) and international public finance (including infrastructure) and structured finance markets, as well as asset management services.

The Company applies its credit underwriting judgment, risk management skills and capital markets experience primarily to offer financial guaranty insurance that protects holders of debt instruments and other monetary obligations from defaults in scheduled payments. If an obligor defaults on a scheduled payment due on an obligation, including a scheduled principal or interest payment (collectively, debt service), the Company is required under its unconditional and irrevocable financial guaranty to pay the amount of the shortfall to the holder of the obligation. Obligations insured by the Company include bonds issued by U.S. state or municipal governmental authorities and notes issued to finance international infrastructure projects. The Company markets its financial guaranty insurance directly to issuers and underwriters of public finance securities as well as to investors in such obligations. AGM had previously offered insurance and reinsurance in the global structured finance market, but has not done so since mid-2008. In addition, AGM’s direct subsidiaries, Assured Guaranty UK Limited (AGUK) and Assured Guaranty (Europe) SA (AGE), provide financial guaranties for the international public finance (including infrastructure) market and the asset-backed and other structured finance market. The Company guarantees obligations issued principally in the U.S. and the United Kingdom (U.K.), and also guarantees obligations issued in other countries and regions, including Western Europe, Canada and Australia.

Basis of Presentation

The unaudited interim condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). In management’s opinion, all material adjustments necessary for a fair statement of the financial condition, results of operations and cash flows of the Company, including its consolidated variable interest entities (VIEs), are reflected in the periods presented and are of a normal, recurring nature. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

These unaudited interim condensed consolidated financial statements are as of September 30, 2022 and cover the three-month period ended September 30, 2022 (third quarter 2022), the three-month period ended September 30, 2021 (third quarter 2021), the nine-month period ended September 30, 2022 (nine months 2022) and the nine-month period ended September 30, 2021 (nine months 2021). Certain financial information that is normally included in annual financial statements prepared in accordance with GAAP, but is not required for interim reporting purposes, has been condensed or omitted. The year-end condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. Certain prior year balances have been reclassified to conform to the current year’s presentation.

The unaudited interim condensed consolidated financial statements include the accounts of AGM, its direct and indirect subsidiaries and its consolidated financial guaranty VIEs (FG VIEs). Intercompany accounts and transactions between and among all consolidated entities have been eliminated.

The unaudited interim condensed consolidated financial statements should be read in conjunction with the annual consolidated financial statements of AGM included in Exhibit 99.1 in AGL’s Form 8-K dated March 30, 2022, filed with the U.S. Securities and Exchange Commission (SEC).

As of September 30, 2022, AGM owned the following principal subsidiaries.

•100% of AGUK, which was organized in the U.K.
•99.9999% of AGE, which was organized in France. AGMH owns the remaining 0.0001%.
•65% of AG Asset Strategies LLC (AGAS). Assured Guaranty Corp. (AGC) owns the remaining 35% of AGAS. AGAS is an investment subsidiary that invests in funds (AssuredIM Funds) managed by its affiliate, Assured

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Investment Management LLC (AssuredIM LLC) and its investment management affiliates (together with AssuredIM LLC, AssuredIM).

Until April 1, 2021, Municipal Assurance Corp. (MAC) was also a principal insurance subsidiary of AGM. On February 24, 2021, the Company received the last regulatory approval required to execute a multi-step transaction to merge MAC with and into AGM, with AGM as the surviving company. The steps leading up to the merger of MAC with and into AGM, with AGM as the surviving company, were effective April 1, 2021, and included (i) the reassumption by AGM and AGC of their respective remaining cessions to MAC, (ii) distributing MAC’s earned surplus to AGM and AGC in accordance with their respective 60.7% and 39.3% direct ownership interests in Municipal Assurance Holdings Inc. (MAC Holdings), and (iii) AGM’s purchase of AGC’s 39.3% interest in MAC Holdings (MAC Transaction). As a result, the Company wrote off the $16 million carrying value of MAC’s licenses, in the first quarter of 2021, and recognized the effects of the multi-step process to merge MAC with and into AGM in the second quarter of 2021, based on outstanding balances on April 1, 2021.

Effects of the MAC Transaction and Write-Off of MAC’s Licenses

Nine Months 2021
Increase (Decrease)
(in millions)
Fixed-maturity securities	$(166)
Short-term investments	10
Cash	(76)
Unearned premium reserve	(24)
Other assets/liabilities, net	(13)

Net income attributable to AGM	$—
Additional paid-in capital	(4)
Accumulated other comprehensive income	(1)
Total shareholder's equity attributable to AGM	(5)
Noncontrolling interests (1)	(216)
Total shareholder's equity	$(221)

Net par outstanding	$(2,128)
____________________
(1)     The effect of the MAC Transaction for nine months 2021 on noncontrolling interests includes: (i) $198 million related to the distributions to AGC and AGM’s purchase of AGC’s ownership interest in MAC Holdings, (ii) $10 million of net loss, and (iii) $8 million of other comprehensive loss.

Recent Accounting Standards Adopted

Reference Rate Reform
    In March 2020, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this ASU only apply to contracts that reference the London Interbank Offered Rate (LIBOR) or another reference rate that is expected to be discontinued due to reference rate reform. This ASU became effective upon issuance and may be applied prospectively for contract modifications that occur from March 12, 2020 through December 31, 2022 (the Reference Rate Transition Period).

In January 2021, the FASB issued ASU 2021-01, Reference Rate Reform (Topic 848): Scope, which clarifies the scope of relief related to ASU 2020-04. This ASU became effective upon issuance and may be applied on a full retrospective basis as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively for contract modifications made on or before December 31, 2022.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

The Company adopted the optional relief afforded by these ASUs in the third quarter of 2021 on a prospective basis, and the guidance will be followed until the optional relief terminates on December 31, 2022. The Company has identified insurance contracts, derivatives and other financial instruments that are directly or indirectly influenced by LIBOR, and will be applying the accounting relief as relevant contract modifications are made during the Reference Rate Transition Period. There was no impact to the Company’s consolidated financial statements upon the initial adoption of these ASUs.

2.    Outstanding Exposure

    The Company sells credit protection primarily in financial guaranty insurance form.

Until 2008, the Company also sold credit protection by issuing policies that guaranteed payment obligations under credit derivatives, primarily credit default swaps (CDS). The Company’s contracts accounted for as credit derivatives are generally structured such that the circumstances giving rise to the Company’s obligation to make loss payments are similar to those for its financial guaranty insurance contracts. In early 2009, regulatory guidelines were issued that limited the terms under which such protection could be sold. The capital and margin requirements applicable under the Dodd-Frank Wall Street Reform and Consumer Protection Act also contributed to the Company not entering into such new CDS in the U.S. since 2008. The Company has, however, acquired portfolios since 2008 that include financial guaranty contracts in credit derivative form. See Note 8, Fair Value Measurement, for more information.

The Company seeks to limit its exposure to losses by underwriting obligations that it views to be investment grade at inception, although on occasion it may underwrite new issuances that it views to be below-investment-grade (BIG), typically as part of its loss mitigation strategy for existing troubled exposures. The Company also seeks to acquire portfolios of insurance from financial guarantors that are no longer writing new business by acquiring such companies, providing reinsurance on a portfolio of insurance or reassuming a portfolio of reinsurance it had previously ceded; in such instances, it evaluates the risk characteristics of the target portfolio, which may include some BIG exposures, as a whole in the context of the proposed transaction. The Company diversifies its insured portfolio across sector and geography and, in the structured finance portfolio, generally requires subordination or collateral to protect it from loss. Reinsurance may be used in order to reduce net exposure to certain insured transactions.

Public finance obligations insured by the Company primarily consist of general obligation bonds supported by the taxing powers of U.S. state or municipal governmental authorities, as well as tax-supported bonds, revenue bonds and other obligations supported by covenants from state or municipal governmental authorities or other municipal obligors to impose and collect fees and charges for public services or specific infrastructure projects. The Company includes within public finance obligations those obligations backed by the cash flow from leases or other revenues from projects serving substantial public purposes, including utilities, toll roads, healthcare facilities and government office buildings. The Company also includes within public finance obligations similar obligations issued by territorial and non-U.S. sovereign and sub-sovereign issuers and governmental authorities.

    Structured finance obligations insured by the Company are generally issued by special purpose entities, including VIEs, and backed by pools of assets having an ascertainable cash flow or market value or other specialized financial obligations. Some of these VIEs are consolidated as described in Note 7, Variable Interest Entities. Unless otherwise specified, the outstanding par and debt service amounts presented in this note include outstanding exposures on these VIEs whether or not they are consolidated. While AGM has ceased insuring new originations of asset-backed securities, a portfolio of such obligations remains outstanding. AGM’s European subsidiaries, AGUK and AGE, provide financial guarantees in the international public finance market and provide such guarantees in the international structured finance market. AGM has acquired portfolios since 2009 that include financial guaranties of structured finance obligations.

Surveillance Categories

The Company segregates its insured portfolio into investment grade and BIG surveillance categories to facilitate the appropriate allocation of resources to monitoring and loss mitigation efforts and to aid in establishing the appropriate cycle for periodic review of each exposure. BIG exposures include all exposures with internal credit ratings below BBB-.

The Company’s internal credit ratings are based on internal assessments of the likelihood of default and loss severity in the event of default. Internal credit ratings are expressed on a ratings scale similar to that used by the rating agencies and generally reflect an approach similar to that employed by the rating agencies, except that the Company’s internal credit ratings focus on future performance rather than lifetime performance.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

The Company classifies those portions of risks benefiting from reimbursement obligations collateralized by eligible assets held in trust in acceptable reimbursement structures as being the higher of ‘AA’ or their current internal rating. Unless otherwise noted, ratings disclosed herein on the Company’s insured portfolio reflect its internal ratings.

The Company monitors its insured portfolio and refreshes its internal credit ratings on individual exposures in quarterly, semi-annual or annual cycles based on the Company’s view of the exposure’s credit quality, loss potential, volatility and sector. Ratings on exposures in sectors identified as under the most stress or with the most potential volatility are reviewed every quarter, although the Company may also review a rating in response to developments impacting a credit when a ratings review is not scheduled.

Exposures identified as BIG are subjected to further review to determine the probability of a loss. See Note 3, Expected Loss to be Paid (Recovered), for additional information. Surveillance personnel then assign each BIG transaction to one of the three BIG surveillance categories described below based upon whether a future loss is expected and whether a claim has been paid. The Company uses the tax-equivalent yield of AGM’s investment portfolio to calculate the present value of projected payments and recoveries and determine whether a future loss is expected in order to assign the appropriate BIG surveillance category to a transaction. For financial statement measurement purposes, the Company uses risk-free rates, which are determined each quarter, to calculate the expected loss.

More extensive monitoring and intervention are employed for all BIG surveillance categories, with internal credit ratings reviewed quarterly. For purposes of determining the appropriate surveillance category, the Company expects “future losses” on a transaction when the Company believes there is at least a 50% chance that, on a present value basis, it will in the future pay claims on that transaction that will not be fully reimbursed. The three BIG surveillance categories are:

•BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected.

•BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims, which are claims that the Company expects to be reimbursed within one year) have yet been paid.

•BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Impact of COVID-19 Pandemic

    The emergence and continuation of COVID-19 and reactions to it, including various intermittent closures and capacity and travel restrictions, have had a profound effect on the global economy and financial markets. The ultimate size, depth, course and duration of the pandemic, and the effectiveness, acceptance, and distribution of vaccines and therapeutics for it, remain unknown, and the governmental and private responses to the pandemic continue to evolve. Due to the nature of the Company’s business, COVID-19 and its global impact, directly and indirectly affected certain sectors in the insured portfolio.

Shortly after the pandemic reached the U.S. through early 2021 the Company’s surveillance department conducted supplemental periodic surveillance procedures to monitor the impact on its insured portfolio of COVID-19 and governmental and private responses to COVID-19, with emphasis on state and local governments and entities that were already experiencing significant budget deficits and pension funding and revenue shortfalls, as well as obligations supported by revenue streams most impacted by various intermittent closures and capacity and travel restrictions or an economic downturn. Given significant federal funding to state and local governments in 2021 and the performance it observed, the Company’s surveillance department has reduced these supplemental procedures. However, the Company is still monitoring those sectors it identified as most at risk for any developments related to COVID-19. The Company has paid only relatively small insurance claims it believes are due at least in part to credit stress arising specifically from COVID-19, and has already received reimbursement for most of those claims.

Components of Outstanding Exposure

    The Company measures its financial guaranty exposure in terms of (i) gross and net par outstanding; and (ii) gross and net debt service.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

The Company typically guarantees the payment of debt service when due. Since most of these payments are due in the future, the Company generally uses gross and net par outstanding as a proxy for its financial guaranty exposure. Gross par outstanding generally represents the principal amount of the insured obligation at a point in time. Net par outstanding equals gross par outstanding net of any reinsurance. The Company includes in its par outstanding calculation the impact of any consumer price index inflator to the reporting date as well as, in the case of accreting (zero-coupon) obligations, accretion to the reporting date. Foreign denominated par outstanding is translated at the spot rate at the end of the reporting period.

    The Company has, from time to time, purchased securities that it has insured, and for which it had expected losses to be paid (loss mitigation securities), in order to mitigate the economic effect of insured losses. The Company excludes amounts attributable to loss mitigation securities from par and debt service outstanding, and instead reports loss mitigation securities in the investment portfolio, because the Company manages such securities as investments and not insurance exposure. As of September 30, 2022 and December 31, 2021, the Company excluded from net par outstanding $537 million and $466 million, respectively, attributable to loss mitigation securities.

    Gross debt service outstanding represents the sum of all estimated future debt service payments on the insured obligations, on an undiscounted basis. Net debt service outstanding equals gross debt service outstanding net of any reinsurance. Future debt service payments include the impact of any consumer price index inflator after the reporting date, as well as, in the case of accreting (zero-coupon) obligations, accretion after the reporting date.

    The Company calculates its debt service outstanding as follows:

•for insured obligations that are not supported by homogeneous pools of assets (which category includes most of the Company’s public finance transactions), as the total estimated contractual future debt service due through maturity, regardless of whether the obligations may be called and regardless of whether, in the case of obligations where principal payments are due when an underlying asset makes a principal payment, the Company believes the obligations will be repaid prior to contractual maturity; and

•for insured obligations that are supported by homogeneous pools of assets that are contractually permitted to prepay principal (which category includes, for example, residential mortgage-backed securities (RMBS)), as the total estimated expected future debt service due on insured obligations through their respective expected terms, which includes the Company’s expectations as to whether the obligations may be called and, in the case of obligations where principal payments are due when an underlying asset makes a principal payment, when the Company expects principal payments to be made prior to contractual maturity.

    The calculation of debt service requires the use of estimates, which the Company updates periodically, including estimates and assumptions for the expected remaining term of insured obligations supported by homogeneous pools of assets, updated interest rates for floating and variable rate insured obligations, behavior of consumer price indices for obligations with consumer price index inflators, foreign exchange rates and other assumptions based on the characteristics of each insured obligation. Debt service is a measure of the estimated maximum potential exposure to insured obligations before considering the Company’s various legal rights to the underlying collateral and other remedies available to it under its financial guaranty contract.

    Actual debt service may differ from estimated debt service due to refundings, terminations, negotiated restructurings, prepayments, changes in interest rates on variable rate insured obligations, consumer price index behavior differing from that projected, changes in foreign exchange rates on non-U.S. dollar denominated insured obligations and other factors.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Financial Guaranty Portfolio
Debt Service and Par Outstanding

	As of September 30, 2022		As of December 31, 2021
	Gross	Net	Gross	Net
	(in millions)
Debt Service
Public finance	$317,437	$239,558	$322,192	$242,698
Structured finance	2,977	2,499	3,670	3,179
Total financial guaranty	$320,414	$242,057	$325,862	$245,877

Par Outstanding
Public finance	$200,418	$150,569	$205,658	$153,574
Structured finance	2,493	2,045	3,107	2,645
Total financial guaranty	$202,911	$152,614	$208,765	$156,219

In addition to amounts shown in the table above, the Company had outstanding commitments to provide guaranties of $893 million of public finance direct gross par and $14 million of structured finance direct gross par as of September 30, 2022. These commitments are contingent on the satisfaction of all conditions set forth in them and may expire unused or be canceled at the counterparty’s request. Therefore, the total commitment amount does not necessarily reflect actual future guaranteed amounts.

Financial Guaranty Portfolio by Internal Rating
As of September 30, 2022

	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S.		Structured Finance Non-U.S.		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in millions)
AAA	$194	0.2%	$729	2.5%	$325	18.0%	$143	60.9%	$1,391	0.9%
AA	9,793	8.1	2,985	10.1	746	41.2	2	0.9	13,526	8.9
A	66,707	55.2	7,242	24.4	33	1.8	6	2.5	73,988	48.4
BBB	41,822	34.5	18,300	61.8	65	3.6	84	35.7	60,271	39.5
BIG	2,428	2.0	369	1.2	641	35.4	—	—	3,438	2.3
Total net par outstanding	$120,944	100.0%	$29,625	100.0%	$1,810	100.0%	$235	100.0%	$152,614	100.0%

Financial Guaranty Portfolio by Internal Rating
As of December 31, 2021

	Public Finance U.S.		Public Finance Non-U.S.		Structured Finance U.S.		Structured Finance Non-U.S.		Total
Rating Category	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
	(dollars in millions)
AAA	$201	0.2%	$704	2.0%	$365	15.4%	$156	58.2%	$1,426	0.9%
AA	9,615	8.1	3,643	10.3	948	39.9	2	0.8	14,208	9.1
A	64,002	54.2	9,152	25.8	91	3.8	3	1.1	73,248	46.9
BBB	41,611	35.2	21,437	60.6	125	5.2	107	39.9	63,280	40.5
BIG	2,736	2.3	473	1.3	848	35.7	—	—	4,057	2.6
Total net par outstanding	$118,165	100.0%	$35,409	100.0%	$2,377	100.0%	$268	100.0%	$156,219	100.0%

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Components of BIG Net Par Outstanding
As of September 30, 2022

	BIG Net Par Outstanding				Net Par
	BIG 1	BIG 2	BIG 3	Total BIG	Outstanding
	(in millions)
Public finance:
U.S. public finance	$1,406	$37	$985	$2,428	$120,944
Non-U.S. public finance	339	—	30	369	29,625
Public finance	1,745	37	1,015	2,797	150,569
Structured finance:
U.S. RMBS	2	13	609	624	1,300
Other structured finance	—	—	17	17	745
Structured finance	2	13	626	641	2,045
Total	$1,747	$50	$1,641	$3,438	$152,614

Components of BIG Net Par Outstanding
As of December 31, 2021

	BIG Net Par Outstanding				Net Par
	BIG 1	BIG 2	BIG 3	Total BIG	Outstanding
	(in millions)
Public finance:
U.S. public finance	$1,062	$42	$1,632	$2,736	$118,165
Non-U.S. public finance	437	—	36	473	35,409
Public finance	1,499	42	1,668	3,209	153,574
Structured finance:
U.S. RMBS	95	—	734	829	1,561
Other structured finance	—	—	19	19	1,084
Structured finance	95	—	753	848	2,645
Total	$1,594	$42	$2,421	$4,057	$156,219

Exposure to Puerto Rico

    The Company had insured exposure to general obligation bonds of the Commonwealth of Puerto Rico (Puerto Rico or the Commonwealth) and various obligations of its related authorities and public corporations aggregating $1,114 million net par outstanding as of September 30, 2022, a decrease of $671 million from the $1,785 million net par outstanding as of December 31, 2021. Of that $1,114 million net par outstanding, $1,034 million was rated BIG, while the remainder was rated AA because it relates to second-to-pay policies on obligations insured by AGC, an affiliate of the Company. The Company has paid claims as a result of payment defaults on all of its BIG Puerto Rico exposures except the Municipal Finance Agency (MFA).

On June 30, 2016, the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) was signed into law. PROMESA established a seven-member Financial Oversight and Management Board (the FOMB) with authority to require that balanced budgets and fiscal plans be adopted and implemented by Puerto Rico. Title III of PROMESA provides for a process analogous to a voluntary bankruptcy process under Chapter 9 of the United States Bankruptcy Code (Bankruptcy Code).

    After over five years of negotiations, on March 15, 2022, a substantial portion of the Company’s Puerto Rico exposure was resolved in accordance with an order and judgment confirming the Modified Eighth Amended Title III Joint Plan of Adjustment of the Commonwealth of Puerto Rico, the Employees Retirement System of the Government of the Commonwealth of Puerto Rico, and the Puerto Rico Public Buildings Authority (GO/PBA Plan) entered by the United States District Court of the District of Puerto Rico (Federal District Court of Puerto Rico) on January 18, 2022, acting under Title III of PROMESA. The GO/PBA Plan restructured approximately $35 billion of debt (including the Puerto Rico General Obligation (GO) and Public Buildings Authority (PBA) bonds insured by the Company) and other claims against the government of Puerto Rico and certain entities as well as $50 billion in pension obligations (none of the pension obligations are insured by the Company), and

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

the Company believes its terms are consistent with the terms of the settlement embodied in a revised plan support agreement (PSA) for GO and PBA entered into by AGM and AGC on February 22, 2021, with certain other stakeholders, the Commonwealth, and the FOMB (GO/PBA PSA).

As a result of the consummation on March 15, 2022, of the GO/PBA Plan (the March Puerto Rico Resolution), including claim payments made by the Company under the March Puerto Rico Resolution, the Company’s insurance exposure to Puerto Rico GO and PBA was greatly reduced.

On October 12, 2022, the Federal District Court of Puerto Rico, acting under Title III of PROMESA, entered an order and judgment confirming the amended plan of adjustment for the Puerto Rico Highways and Transportation Authority (PRHTA) filed by the FOMB with the Federal District Court of Puerto Rico on September 6, 2022 (HTA Plan). The HTA Plan restructures approximately $6.4 billion of debt (including the PRHTA bonds insured by the Company), and the Company believes its terms are consistent with the terms of the settlement embodied in the PRHTA PSA entered into on May 5, 2021, by AGM and AGC and certain other stakeholders, the Commonwealth, and the FOMB (the HTA PSA). The FOMB has announced that it expects the effective date of the HTA Plan (HTA Effective Date) to be on December 6, 2022.

The Company is continuing its efforts to resolve the one remaining Puerto Rico insured exposure that is in payment default, the Puerto Rico Electric Power Authority (PREPA). Economic, political and legal developments, including inflation, increases in the cost of petroleum products and developments related to the COVID-19 pandemic, may impact any resolution of the Company’s PREPA insured exposure and the value of the consideration the Company has received in connection with the March Puerto Rico Resolutions or has received or may receive in the future in connection with the HTA PSA or HTA Plan or any future resolutions of the Company’s PREPA insured exposures. The impact of developments relating to Puerto Rico during any quarter or year could be material to the Company’s results of operations and shareholders’ equity.

Puerto Rico GO and PBA

As of September 30, 2022, the Company had $1 million insured net par outstanding of PBA bonds, covered by the GO/PBA Plan, consisting of second-to-pay exposure.

Under the GO/PBA Plan the Company received (including amounts received in connection with the second election described further below):

•$229 million in cash, net of ceded reinsurance,
•$282 million of new recovery bonds (see Note 6, Investments and Note 7, Variable Interest Entities for additional information), which represents the face value of current interest bonds and the maturity value of capital appreciation bonds, net of outbound reinsurance ($488 million gross of outbound reinsurance), and
•$116 million of contingent value instruments (CVIs) (see Note 6, Investments and Note 7, Variable Interest Entities for additional information), which represents the original notional value, net of outbound reinsurance ($204 million gross of outbound reinsurance).

The CVIs are intended to provide creditors with additional recoveries tied to the outperformance of the Puerto Rico 5.5% Sales and Use Tax (SUT) receipts against May 2020 certified fiscal plan projections, subject to annual and lifetime caps. The notional amount of a CVI represents the sum of the maximum distributions the holder could receive under the CVI, subject to the cumulative and annual caps, if the SUT sufficiently exceeds 2020 certified fiscal plan projections, without any discount for time.

The Company has sold most of the new recovery bonds and CVIs it received on March 15, 2022, and may sell in the future any new recovery bonds or CVIs it continues to hold. The fair value of any new recovery bonds or CVIs the Company retains will fluctuate. Any gains or losses on sales of new recovery bonds and CVIs relative to their values on March 15, 2022, were and will be reported as realized gains and losses on investments and fair value gains (losses) on trading securities, respectively, rather than loss and loss adjustment expense (LAE).

In August 2021, the Company exercised certain elections under the GO/PBA Plan that impact the timing of payments under its insurance policies. In accordance with the terms of the GO/PBA Plan, the payment of the principal of all GO bonds and PBA bonds insured by the Company was accelerated against the Commonwealth and became due and payable as of March 15, 2022. Insured holders of noncallable insured bonds covered by the GO/PBA Plan (representing $14 million of net par outstanding as of December 31, 2021) were permitted to elect either: (i) to receive on March 15, 2022, 100% of the then outstanding principal amount of insured bonds plus accrued interest; or (ii) to receive custody receipts that represent an interest

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

in the legacy insurance policy plus cash, new recovery bonds and CVIs (in aggregate, Plan Consideration) that constitute distributions under the GO/PBA Plan. For those who made the second election, distributions of Plan Consideration are immediately passed through to insured bondholders under the custody receipts to the extent of any cash or proceeds of new securities held in the custodial trust and are applied to make payments and/or prepayments of amounts due under the legacy insured bonds. The Company’s insurance policy continues to guarantee principal and interest coming due on the legacy insured bonds in accordance with the terms of such insurance policy on the originally scheduled legacy bond interest and principal payment dates to the extent that distributions of Plan Consideration are insufficient to pay such amounts after giving effect to the distributions described in the immediately preceding sentence. In the case of insured bondholders who elected to receive custody receipts, the Company retains the right to satisfy its obligations under the insurance policy with respect to the related legacy insured bonds at any time thereafter, with 30 days’ notice, by paying 100% of the then outstanding principal amount of insured bonds plus accrued interest. As of September 30, 2022, the net insured par outstanding under the legacy GO and PBA insurance policies was $1 million, and constituted all of the Company’s remaining net par exposure to the GO and PBA bonds it had insured.

PRHTA

As of September 30, 2022, the Company had $566 million of insured net par outstanding that is covered by the HTA PSA $222 million insured net par outstanding of PRHTA (transportation revenue) bonds and $344 million insured net par outstanding of PRHTA (highway revenue) bonds. The transportation revenue bonds are secured by a subordinate gross lien on gasoline and gas oil and diesel oil taxes, motor vehicle license fees and certain tolls, plus a first lien on taxes on crude oil, unfinished oil and derivative products. The highway revenue bonds are secured by a gross lien on gasoline and gas oil and diesel oil taxes, motor vehicle license fees and certain tolls.

The HTA PSA provides for payments to AGM and AGC consisting of: (i) cash; (ii) new bonds expected to be backed by toll revenue (Toll Bonds); and (iii) a CVI. On September 6, 2022, the FOMB filed an amended HTA Plan with the Federal District Court of Puerto Rico, which the Company believes to be consistent with the HTA PSA, and on October 12, 2022, the court approved the amended HTA Plan. The HTA Plan, similar to the GO/PBA Plan, provides an option for holders of noncallable bonds insured by the Company (representing $307 million of net par outstanding as of September 30, 2022) to elect to receive custody receipts that represent an interest in the legacy insurance policy plus Toll Bonds, and insured bondholders representing $174 million net par outstanding as of September 30, 2022 have elected this option. The FOMB has announced that it expected the HTA Effective Date to be on December 6, 2022.

During third quarter 2022, the Company received, pursuant to the GO/PBA Plan and the terms of the HTA PSA, $127 million of cash ($100 million net of ceded reinsurance) and $292 million original notional of CVI ($222 million net of ceded reinsurance). The Company has sold a portion of those CVIs. On the HTA Effective Date, the Company also expects to receive additional recoveries in the form of cash and Toll Bonds. Any gains or losses on sales of such Toll Bonds and CVIs relative to their values on the dates received, were and will be reported as realized gains and losses on investments and fair value gains (losses) on trading securities, respectively, rather than LAE.

PREPA

As of September 30, 2022, the Company had $446 million insured net par outstanding of PREPA obligations. The PREPA obligations are secured by a lien on the revenues of the electric system. On May 3, 2019, AGM and AGC entered into a restructuring support agreement with PREPA and other stakeholders, including a group of uninsured PREPA bondholders, the Commonwealth and the FOMB (PREPA RSA). This agreement was terminated by Puerto Rico on March 8, 2022.

On April 8, 2022, Judge Laura Taylor Swain of the Federal District Court of Puerto Rico issued an order appointing as members of a PREPA mediation team U.S. Bankruptcy Judges Shelley Chapman (lead mediator), Robert Drain and Brendan Shannon. Judge Swain also entered a separate order establishing the terms and conditions of mediation, including that the mediation would terminate on June 1, 2022. Judge Swain has since extended the term of such mediation several times, most recently on September 8, 2022 extending the term to September 16, 2022. After mediation terminated, Judge Swain issued an order on September 29, 2022 that (i) directs the FOMB to file a plan of adjustment and disclosure statement by December 1, 2022, (ii) sets a schedule for litigating bondholders’ lien status, and (iii) directs a new round of mediation that would terminate on December 31, 2022, but granting discretion to the mediation team to further extend the mediation deadline to January 31, 2023 based on its assessment of the progress of the mediation process.

The last revised fiscal plan for PREPA was certified by the FOMB on May 27, 2021.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Other Puerto Rico Exposures

    MFA. As of September 30, 2022, the Company had $101 million insured net par outstanding of bonds issued by MFA secured by a lien on local property tax revenues.

Puerto Rico Litigation

    Currently, there are numerous legal actions relating to the default by the Commonwealth and certain of its instrumentalities on debt service payments, and related matters, and the Company is a party to a number of them. The Company has taken legal action, and may take additional legal action in the future, to enforce its rights with respect to Puerto Rico obligations which the Company insures. In addition, the Commonwealth, the FOMB and others have taken legal action naming the Company as party.

A number of legal actions involving the Company and relating to Puerto Rico Convention Center District Authority (PRCCDA) and Puerto Rico Infrastructure Financing Authority (PRIFA), as well as claims related to the clawback of certain excise taxes and revenues pledged to secure bonds issued by PRHTA, were resolved on March 15, 2022 in connection with the consummation of the March Puerto Rico Resolution. All other proceedings remain stayed pending the Court’s determination on plans of adjustment or other proceedings related to PRHTA and PREPA.

Remaining Stayed Proceedings. The following Puerto Rico proceedings in which the Company is involved remain stayed:

•On June 26, 2017, AGM and AGC filed a complaint in the Federal District Court of Puerto Rico to compel the FOMB to certify the PREPA RSA for implementation under Title VI of PROMESA. On July 21, 2017, considering its PREPA Title III petition on July 2, 2017, the FOMB filed a notice of stay under PROMESA.

•On July 18, 2017, AGM and AGC filed a motion for relief in the Federal District Court of Puerto Rico from the automatic stay filed in the PREPA Title III Bankruptcy proceeding. The court denied the motion on September 14, 2017, but on August 8, 2018, the United States Court of Appeals for the First Circuit vacated and remanded the court’s decision. On October 3, 2018, AGM and AGC, together with other bond insurers, filed a motion with the court to lift the automatic stay to commence an action against PREPA for the appointment of a receiver. On September 19, 2022, AGM and AGC filed a motion to dismiss PREPA’s Title III case or, in the alternative, to lift the automatic stay to allow for the appointment of a receiver. On September 29, 2022, the court entered an order staying the motion to dismiss or, in the alternative, for relief from the automatic stay until the earlier of (i) the day after the deadline set by the court for filing a proposed plan of adjustment for PREPA and related materials, if such plan deadline is not met, and (ii) the termination of the plan confirmation process.

•On May 20, 2019, the FOMB and the Official Committee of Unsecured Creditors filed an adversary complaint in the Federal District Court of Puerto Rico challenging the validity, enforceability, and extent of security interests in PRHTA revenues. On July 24, 2019, Judge Swain announced a court-imposed stay of a series of adversary proceedings and contested matters, which include this proceeding, through November 30, 2019, with a mandatory mediation element; Judge Swain extended the stay through December 31, 2019, and subsequently extended the stay again pending further order of the court on the understanding that these issues will be resolved in other proceedings.

•On September 30, 2019, certain parties that either had advanced funds to PREPA for the purchase of fuel or had succeeded to such claims (Fuel Line Lenders) filed an amended adversary complaint against the FOMB and other parties, including AGC and AGM, seeking subordination of PREPA bondholder claims to Fuel Line Lenders’ claims. On November 12, 2019, AGC and AGM filed a motion to dismiss the amended adversary complaint. The FOMB filed a status report on May 15, 2020 regarding PREPA’s financial condition and its request for approval of the PREPA RSA settlement, in which it requested that it be permitted to file an updated report by July 31, 2020, that all proceedings related to the approval of the PREPA RSA settlement continue to be adjourned, and that the hearing in this adversary proceeding scheduled for June 3, 2020 be adjourned. On May 22, 2020, the Federal District Court of Puerto Rico issued an order to that effect. On September 29, 2022, the court entered an order terminating the motion to dismiss without prejudice, and indicating that the issues in the adversary proceeding will only be addressed, if necessary, after issues related to security and recourse of the PREPA bonds have been resolved or, if necessary, in connection with the confirmation of a plan of adjustment for PREPA.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

•On October 30, 2019, the retirement system for PREPA employees (SREAEE) filed an amended adversary complaint in the Federal District Court of Puerto Rico against the FOMB and other parties, seeking subordination of PREPA bondholder claims to SREAEE claims. On November 7, 2019, the court granted a motion to intervene by AGC and AGM. On November 13, 2019, AGC and AGM filed a motion to dismiss the amended adversary complaint. The FOMB filed a status report on May 15, 2020 regarding PREPA’s financial condition and its request for approval of the PREPA RSA settlement, in which it requested that it be permitted to file an updated report by July 31, 2020, that all proceedings related to the approval of the PREPA RSA settlement continue to be adjourned, and that the hearing in this adversary proceeding scheduled for June 3, 2020 be adjourned. On May 22, 2020, the Federal District Court of Puerto Rico issued an order to that effect. On September 29, 2022, the court entered an order terminating the motion to dismiss without prejudice, and indicating that the issues in the adversary proceeding will only be addressed, if necessary, after issues related to security and recourse of the PREPA bonds have been resolved or, if necessary, in connection with the confirmation of a plan of adjustment for PREPA.

•On January 16, 2020, the FOMB, on behalf of the PRHTA, brought an adversary proceeding in the Federal District Court of Puerto Rico against AGM and AGC and other insurers of PRHTA bonds, objecting to the bond insurers claims in the PRHTA Title III proceedings and seeking to disallow such claims. Considering the PSA, on May 25, 2021, Judge Swain stayed the participation of AGM and AGC.

•On July 1, 2019, the FOMB initiated an adversary proceeding against U.S. Bank National Association, as trustee for PREPA’s bonds, objecting to and challenging the validity, enforceability, and extent of prepetition security interests securing those bonds and seeking other relief. On September 30, 2022, the FOMB filed an amended complaint against the trustee (i) objecting to and challenging the validity, enforceability, and extent of prepetition security interests securing PREPA’s bonds and (ii) arguing that PREPA bondholders’ recourse was limited to certain deposit accounts held by the trustee. On October 7, 2022, the court approved a stipulation permitting AGM and AGC to intervene as defendants.

Puerto Rico Par and Debt Service Schedules

    All Puerto Rico exposures are internally rated BIG, except PBA and PRHTA (Transportation revenue) second-to-pay policies on affiliate exposures which are rated AA based on the obligation of the Company’s affiliate to pay under its insurance policy if the obligor fails to pay. The following tables show the Company’s insured exposure to general obligation bonds of Puerto Rico and various obligations of its related authorities and public corporations.

Puerto Rico
Gross Par and Gross Debt Service Outstanding

	Gross Par Outstanding		Gross Debt Service Outstanding
	As of		As of
	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
(in millions)
Exposure to Puerto Rico	$1,388	$2,496	$1,818	$3,525

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Puerto Rico
Net Par Outstanding

	As of
	September 30, 2022	December 31, 2021
	(in millions)
Puerto Rico Exposures Subject to a Plan or Support Agreement
Commonwealth of Puerto Rico - GO (1)	$—	$574
PBA (Second-to-pay policies on affiliate exposure) (1)	1	2
Total GO/PBA Plan	1	576
PRHTA (Transportation revenue)	143	154
PRHTA (Transportation revenue) (Second-to-pay policies on affiliate exposure)	79	79
PRHTA (Transportation revenue) total	222	233
PRHTA (Highway revenue)	344	381
Total HTA PSA	566	614
Total Subject to a Plan or Support Agreement	567	1,190

Other Puerto Rico Exposures
PREPA	446	469
MFA (2)	101	126
Total Other Puerto Rico Exposures	547	595

Total net exposure to Puerto Rico	$1,114	$1,785
__________________
(1)    On March 15, 2022, the Modified Eighth Amended Title III Joint Plan of Adjustment, confirmed on January 18, 2022, was consummated, pursuant to which the Company, among other things, fully paid claims on all of its directly insured Puerto Rico GO bonds, other than certain GO bonds whose holders made certain elections. On the same date and pursuant to the same Plan of Adjustment, insurance claims were paid on all of the Company’s directly insured PBA bonds, other than on certain directly insured PBA bonds whose holders made certain elections.
(2)    All debt service on these insured exposures have been paid to date without any insurance claim being made on the Company.

    The following table shows the scheduled amortization of the insured general obligation bonds of Puerto Rico and various obligations of its related authorities and public corporations rated BIG by the Company. The Company guarantees payments of interest and principal when those amounts are scheduled to be paid and cannot be required to pay on an accelerated basis, although in certain circumstances it may elect to do so. In the event that obligors default on their obligations, the Company would only be required to pay the shortfall between the debt service due in any given period and the amount paid by the obligors.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Amortization Schedule of Puerto Rico BIG Net Par Outstanding
and Net Debt Service Outstanding
As of September 30, 2022

	Scheduled BIG Net Par Amortization	Scheduled BIG Net Debt Service Amortization
	(in millions)
2022 (October 1 - December 31)	$—	$2

2023 (January 1 - March 31)	—	24
2023 (April 1 - June 30)	—	2
2023 (July 1 - September 30)	125	148
2023 (October 1 - December 31)	—	2
Subtotal 2023	125	176
2024	112	156
2025	104	142
2026	92	125
2027-2031	371	485
2032-2036	223	261
2037	7	8
Total	$1,034	$1,355

Exposure to the U.S. Virgin Islands

    As of September 30, 2022, the Company had $118 million insured net par outstanding to the U.S. Virgin Islands and its related authorities (USVI), of which it rated $37 million BIG (down from $313 million BIG as of December 31, 2021). In nine months 2022, $174 million of insured net par outstanding of USVI bonds were legally defeased and $80 million of insured net par outstanding of USVI bonds were upgraded to investment grade. The remaining $37 million of BIG USVI net par outstanding consisted of bonds of the Virgin Islands Water and Power Authority secured by a net revenue pledge of the electric system. The USVI continues to benefit from the federal response to the 2017 hurricanes and COVID-19, has seen improvement in the tourism sector, recently took actions to address its pension shortfalls, and has made its debt service payments to date.

3.    Expected Loss to be Paid (Recovered)

    Expected loss to be paid (recovered) is equal to the present value of expected future cash outflows for loss and LAE payments, net of (i) inflows for expected salvage, subrogation and other recoveries, and (ii) excess spread on underlying collateral, as applicable. Cash flows are discounted at current risk-free rates. The Company updates the discount rates each quarter and reflects the effect of such changes in economic loss development. Net expected loss to be paid (recovered) is net of amounts ceded to reinsurers. The Company’s net expected loss to be paid (recovered) incorporates management’s probability weighted estimates of all possible scenarios.

Expected cash outflows and inflows are probability weighted cash flows that reflect management’s assumptions about the likelihood of all possible outcomes based on all information available to it. Those assumptions consider the relevant facts and circumstances and are consistent with the information tracked and monitored through the Company’s risk management activities. Expected loss to be paid (recovered) is important in that it represents the present value of amounts that the Company expects to pay or recover in future periods for all contracts.

Management compiles and analyzes loss information for all exposures on a consistent basis, in order to effectively evaluate and manage the economics and liquidity of the entire insured portfolio. The Company monitors and assigns ratings and calculates expected loss to be paid (recovered) in the same manner for all its exposures regardless of form or differing accounting models. This note provides information regarding expected claim payments to be made under all contracts in the insured portfolio.

In circumstances where the Company has purchased its own insured obligations that had expected losses, and in cases where issuers of insured obligations elected or the Company and an issuer mutually agreed as part of a negotiation to deliver the underlying collateral, insured obligation or a new security to the Company, expected loss to be paid (recovered) is reduced and the asset received is prospectively accounted for under the applicable guidance for that instrument.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Economic loss development represents the change in net expected loss to be paid (recovered) attributable to the effects of changes in the economic performance of insured transactions, changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts.

The insured portfolio includes policies accounted for under three separate accounting models depending on the characteristics of the contract and the Company's control rights. The three models are: (1) insurance as described in “Financial Guaranty Insurance Losses” in Note 4, Contracts Accounted for as Insurance, (2) derivatives as described in Note 8, Fair Value Measurement, and (3) FG VIE consolidation as described in Note 7, Variable Interest Entities. The Company has paid and expects to pay future losses and/or recover past losses on policies which fall under each of these accounting models.

Loss Estimation Process

    The Company’s loss reserve committees estimate expected loss to be paid (recovered) for all contracts by reviewing analyses that consider various scenarios with corresponding probabilities assigned to them. Depending upon the nature of the risk, the Company’s view of the potential size of any loss and the information available to the Company, that analysis may be based upon individually developed cash flow models, internal credit rating assessments, sector-driven loss severity assumptions and/or judgmental assessments. The Company monitors the performance of its transactions with expected losses and each quarter the Company’s loss reserve committees review and refresh their loss projection assumptions, scenarios and the probabilities they assign to those scenarios based on actual developments during the period and their view of future performance.

    The financial guaranties issued by the Company insure the credit performance of the guaranteed obligations over an extended period of time, in some cases over 30 years, and in most circumstances the Company has no right to cancel such financial guaranties. As a result, the Company’s estimate of ultimate loss on a policy is subject to significant uncertainty over the life of the insured transaction. Credit performance can be adversely affected by economic, fiscal and financial market variability over the life of most contracts.

    The Company does not use traditional actuarial approaches to determine its estimates of expected losses. The determination of expected loss to be paid (recovered) is an inherently subjective process involving numerous estimates, assumptions and judgments by management, using both internal and external data sources with regard to frequency, severity of loss, economic projections, governmental actions, negotiations, recovery rates, delinquency and prepayment rates (with respect to RMBS), timing of cash flows, and other factors that affect credit performance. These estimates, assumptions and judgments, and the factors on which they are based, may change materially over a reporting period, and have a material effect on the Company’s financial statements. Each quarter, the Company may revise its scenarios and update its assumptions, including the probability weightings of its scenarios based on public information as well as nonpublic information obtained through its surveillance and loss mitigation activities. Such information includes management’s view of the potential impact of COVID-19 on its distressed exposures. Management assesses the possible implications of such information on each insured obligation, considering the unique characteristics of each transaction.

Changes over a reporting period in the Company’s loss estimates for municipal obligations supported by specified revenue streams, such as revenue bonds issued by toll road authorities, municipal utilities or airport authorities, generally will be influenced by factors impacting their revenue levels, such as changes in demand; changing demographics; and other economic factors, especially if the obligations do not benefit from financial support from other tax revenues or governmental authorities. Changes over a reporting period in the Company’s loss estimates for its tax-supported public finance transactions generally will be influenced by factors impacting the public issuer’s ability and willingness to pay, such as changes in the economy and population of the relevant area; changes in the issuer’s ability or willingness to raise taxes, decrease spending or receive federal assistance; new legislation; rating agency actions that affect the issuer’s ability to refinance maturing obligations or issue new debt at a reasonable cost; changes in the priority or amount of pensions and other obligations owed to workers; developments in restructuring or settlement negotiations; and other political and economic factors. Changes in loss estimates may also be affected by the Company’s loss mitigation efforts and other variables.

Changes in the Company’s loss estimates for structured finance transactions generally will be influenced by factors impacting the performance of the assets supporting those transactions. For example, changes over a reporting period in the Company’s loss estimates for its RMBS transactions may be influenced by factors such as the level and timing of loan defaults experienced; changes in housing prices; results from the Company’s loss mitigation activities; and other variables.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Actual losses will ultimately depend on future events or transaction performance and may be influenced by many interrelated factors that are difficult to predict. As a result, the Company’s current projections of losses may be subject to considerable volatility and may not reflect the Company’s ultimate claims paid.

    In some instances, the terms of the Company’s policy or the terms of certain workout orders and resolutions give it the option to pay principal losses that have been recognized in the transaction but which it is not yet required to pay, thereby reducing the amount of guaranteed interest due in the future. The Company has sometimes exercised this option, which uses cash but reduces projected future losses.

Net Expected Loss to be Paid (Recovered) and Net Economic Loss Development (Benefit)
by Accounting Model

	Net Expected Loss to be Paid (Recovered)		Net Economic Loss Development (Benefit)
	As of		Third Quarter		Nine Months
Accounting Model	September 30, 2022	December 31, 2021	2022	2021	2022	2021
	(in millions)
Insurance (see Notes 4 and 5)	$121	$(1)	$(26)	$(52)	$(15)	$(79)
FG VIEs (see Note 7)	33	49	(5)	(5)	(13)	(10)
Total	$154	$48	$(31)	$(57)	$(28)	$(89)

The following tables present a roll forward of net expected loss to be paid (recovered) for all contracts, which are accounted for under one of the following accounting models: insurance, derivative and FG VIE. The Company used risk-free rates for U.S. dollar denominated obligations that ranged from 2.98% to 4.18% with a weighted average of 3.93% as of September 30, 2022 and 0.00% to 1.98% with a weighted average of 1.23% as of December 31, 2021. Expected losses to be paid were $150 million and $4 million for U.S. dollar denominated transactions and non-U.S. dollar denominated transactions, respectively, as of September 30, 2022. Expected losses to be paid were $40 million and $8 million for U.S. dollar denominated transactions and non-U.S. dollar denominated transactions, respectively, as of December 31, 2021. The Company used risk-free rates for non-U.S. dollar denominated obligations that ranged from 0.64% to 4.42% with a weighted average of 4.23% as of September 30, 2022 and 0.00% to 1.20% with a weighted average of 0.41% as of December 31, 2021.

Net Expected Loss to be Paid (Recovered)
Roll Forward

	Third Quarter		Nine Months
	2022	2021	2022	2021
	(in millions)
Net expected loss to be paid (recovered), beginning of period	$69	$45	$48	$94
Economic loss development (benefit) due to:
Accretion of discount	—	—	1	1
Changes in discount rates	(2)	1	(25)	(3)
Changes in timing and assumptions	(29)	(58)	(4)	(87)
Total economic loss development (benefit)	(31)	(57)	(28)	(89)
Net (paid) recovered losses (1)	116	(71)	134	(88)
Net expected loss to be paid (recovered), end of period	$154	$(83)	$154	$(83)
____________________
(1)     Third quarter 2022 includes the amounts received from the Commonwealth, pursuant to the GO/PBA Plan and the terms of the HTA PSA, as described in Note 2, Outstanding Exposure.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Net Expected Loss to be Paid (Recovered)
Roll Forward by Sector

	Third Quarter 2022
Sector	Net Expected Loss to be Paid (Recovered) as of June 30, 2022	Economic Loss Development (Benefit)	Net (Paid) Recovered Losses (1)	Net Expected Loss to be Paid (Recovered) as of September 30, 2022
	(in millions)
Public finance:
U.S. public finance	$(47)	$28	$154	$135
Non-U.S. public finance	5	(1)	—	4
Public finance	(42)	27	154	139
Structured finance:
U.S. RMBS	106	(58)	(38)	10
Other structured finance	5	—	—	5
Structured finance	111	(58)	(38)	15
Total	$69	$(31)	$116	$154

	Third Quarter 2021
Sector	Net Expected Loss to be Paid (Recovered) as of June 30, 2021	Economic Loss Development (Benefit)	Net (Paid) Recovered Losses (1)	Net Expected Loss to be Paid (Recovered) as of September 30, 2021
	(in millions)
Public finance:
U.S. public finance	$(73)	$(14)	$(91)	$(178)
Non-U.S. public finance	18	(2)	—	16
Public finance	(55)	(16)	(91)	(162)
Structured finance:
U.S. RMBS	94	(42)	21	73
Other structured finance	6	1	(1)	6
Structured finance	100	(41)	20	79
Total	$45	$(57)	$(71)	$(83)

	Nine Months 2022
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2021	Economic Loss Development (Benefit)	Net (Paid) Recovered Losses (1)	Net Expected Loss to be Paid (Recovered) as of September 30, 2022
	(in millions)
Public finance:
U.S. public finance	$(47)	$54	$128	$135
Non-U.S. public finance	9	(4)	(1)	4
Public finance	(38)	50	127	139
Structured finance:
U.S. RMBS	81	(78)	7	10
Other structured finance	5	—	—	5
Structured finance	86	(78)	7	15
Total	$48	$(28)	$134	$154

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

	Nine Months 2021
Sector	Net Expected Loss to be Paid (Recovered) as of December 31, 2020	Economic Loss Development (Benefit)	Net (Paid) Recovered Losses (1)	Net Expected Loss to be Paid (Recovered) as of September 30, 2021
	(in millions)
Public finance:
U.S. public finance	$(8)	$(32)	$(138)	$(178)
Non-U.S. public finance	29	(12)	(1)	16
Public finance	21	(44)	(139)	(162)
Structured finance:
U.S. RMBS	66	(45)	52	73
Other structured finance	7	—	(1)	6
Structured finance	73	(45)	51	79
Total	$94	$(89)	$(88)	$(83)
____________________
(1)     Net of ceded paid losses, whether or not such amounts have been settled with reinsurers.

    The tables above include (a) LAE paid of $2 million, $2 million, $8 million and $6 million for third quarter 2022, third quarter 2021, nine months 2022 and nine months 2021, respectively, and (b) expected LAE to be paid of $5 million as of September 30, 2022 and $8 million as of December 31, 2021.

Selected U.S. Public Finance Transactions

    The primary components of expected loss to be paid (recovered) and/or economic loss development (benefit) as of September 30, 2022 and for the three and nine months ended 2022 are discussed below.

The Company insured general obligation bonds of the Commonwealth of Puerto Rico and various obligations of its related authorities and public corporations aggregating $1.1 billion net par outstanding as of September 30, 2022, $1.0 billion of which was BIG. On March 15, 2022, the GO/PBA Plan was consummated, as described under “Exposure to Puerto Rico” in Note 2, Outstanding Exposure. In third quarter 2022, the Company received from the Commonwealth, pursuant to the GO/PBA Plan and the terms of the HTA PSA, additional cash and CVIs. On the HTA Effective Date, the Company also expects to receive additional recoveries in the form of cash and Toll Bonds. For additional information regarding the Company’s Puerto Rico exposure, see “Exposure to Puerto Rico” in Note 2, Outstanding Exposure.

    On February 25, 2015, a plan of adjustment resolving the bankruptcy filing of the City of Stockton, California under chapter 9 of the Bankruptcy Code became effective. As of September 30, 2022, the Company’s net par outstanding subject to the plan consisted of $52 million of pension obligation bonds. As part of the plan of adjustment, the City will repay claims paid on the pension obligation bonds from certain fixed payments and certain variable payments contingent on the City’s revenue growth.

    The Company projects its total net expected loss to be paid across its troubled U.S. public finance exposures as of September 30, 2022, including those mentioned above, to be $135 million, compared with a recovery of $47 million as of December 31, 2021. The economic loss development for U.S. public finance transactions was $28 million and $54 million during third quarter 2022 and nine months 2022, which was primarily attributable to Puerto Rico and healthcare exposures. The changes attributable to the Company’s Puerto Rico exposures reflect adjustments the Company made to the assumptions it used in its scenarios and valuation of certain recovery components based on public information as discussed under “Exposure to Puerto Rico” in Note 2, Outstanding Exposure as well as nonpublic information related to its loss mitigation activities during the period.

U.S. RMBS Loss Projections

The Company projects losses on its insured U.S. RMBS on a transaction-by-transaction basis by projecting the performance of the underlying pool of mortgages over time and then applying the structural features (i.e., payment priorities and tranching) of the RMBS and any expected representation and warranty (R&W) recoveries/payables to the projected performance of the collateral over time. The resulting projected claim payments or reimbursements are then discounted using risk-free rates.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Each period the Company makes a judgment as to whether to change the assumptions it uses to make RMBS loss projections based on its observation during the period of the performance of its insured transactions (including early-stage delinquencies, late-stage delinquencies and loss severity) as well as the residential property market and economy in general, and, to the extent it observes changes, it makes a judgment as to whether those changes are normal fluctuations or part of a trend. The assumptions that the Company uses to project RMBS losses are shown in the sections below.

Net Economic Loss Development (Benefit)
U.S. RMBS

	Third Quarter		Nine Months
	2022	2021	2022	2021
	(in millions)
First lien U.S. RMBS	$(27)	$(6)	$(21)	$9
Second lien U.S. RMBS	(31)	(36)	(57)	(54)

First Lien U.S. RMBS Loss Projections: Alt-A, Prime, Option ARM and Subprime

    The majority of projected losses in first lien U.S. RMBS transactions are expected to come from non-performing mortgage loans (those that are or have recently been two or more payments behind, have been modified, are in foreclosure, or have been foreclosed upon). Changes in the amount of non-performing loans from the amount projected in the previous period are one of the primary drivers of loss projections in this portfolio. In order to determine the number of defaults resulting from these delinquent and foreclosed loans, the Company applies a liquidation rate assumption to loans in each of various non-performing categories. The Company arrived at its liquidation rates based on data purchased from a third-party provider and assumptions about how delays in the foreclosure process and loan modifications may ultimately affect the rate at which loans are liquidated. Each quarter the Company reviews recent data and (if necessary) adjusts its liquidation rates based on its observations. The following table shows liquidation assumptions for various non-performing and re-performing categories.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

First Lien U.S. RMBS Liquidation Rates

	As of
	September 30, 2022	December 31, 2021
Current but recently delinquent
Alt-A and Prime	20%	20%
Option ARM	20	20
Subprime	20	20
30 - 59 Days Delinquent
Alt-A and Prime	35	35
Option ARM	35	35
Subprime	30	30
60 - 89 Days Delinquent
Alt-A and Prime	40	40
Option ARM	45	45
Subprime	40	40
90 + Days Delinquent
Alt-A and Prime	55	55
Option ARM	60	60
Subprime	45	45
Bankruptcy
Alt-A and Prime	45	45
Option ARM	50	50
Subprime	40	40
Foreclosure
Alt-A and Prime	60	60
Option ARM	65	65
Subprime	55	55
Real Estate Owned
All	100	100

    While the Company uses the liquidation rates above to project defaults of non-performing loans (including current loans that were recently modified or delinquent), it projects defaults on presently current loans by applying a conditional default rate (CDR) curve. The start of that CDR curve is based on the defaults the Company projects will emerge from currently nonperforming, recently nonperforming and modified loans. The total amount of expected defaults from the non-performing loans is translated into a constant CDR (i.e., the CDR plateau), which, if applied for each of the next 36 months, would be sufficient to produce approximately the amount of defaults that were calculated to emerge from the various delinquency categories. The CDR thus calculated individually on the delinquent collateral pool for each RMBS is then used as the starting point for the CDR curve used to project defaults of the presently performing loans.

In the most heavily weighted scenario (the base scenario), after the 36-month CDR plateau period, each transaction’s CDR is projected to improve over 12 months to a final CDR of 5% of the plateau CDR. In the base scenario, the Company assumes the final CDR will be reached 1.00 year after the 36-month CDR plateau period. Under the Company’s methodology, defaults projected to occur in the first 36 months represent defaults that can be attributed to loans that were recently modified or delinquent, or that are currently delinquent or in foreclosure, while the defaults projected to occur using the projected CDR trend after the first 36-month period represent defaults attributable to borrowers that are currently performing or are projected to re-perform.

Another important driver of loss projections is loss severity, which is the amount of loss the transaction incurs on a loan after the application of net proceeds from the disposal of the underlying property. The Company assumes in the base scenario that recent (still historically elevated) loss severities will improve after loans with accumulated delinquencies and foreclosure cost are liquidated. The Company is assuming in the base scenario that the recent levels generally will continue for another 18 months. The Company determines its initial loss severity based on actual recent experience. Each quarter the Company reviews available data and (if necessary) adjusts its severities based on its observations. The Company then assumes

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

that loss severities begin returning to levels consistent with underwriting assumptions beginning after the initial 18-month period, declining to 40% in the base scenario over 2.5 years.

The following table shows the range as well as the average, weighted by outstanding net insured par, for key assumptions used in the calculation of expected loss to be paid (recovered) for individual transactions for vintage 2004 - 2008 first lien U.S. RMBS.

Key Assumptions in Base Scenario Expected Loss Estimates
First Lien U.S. RMBS

	As of September 30, 2022		As of December 31, 2021
	Range	Weighted Average	Range	Weighted Average
Alt-A and Prime
Plateau CDR	2.1% - 12.1%	6.1%	3.1% - 11.6%	6.3%
Final CDR	0.1% - 0.6%	0.3%	0.2% - 0.6%	0.3%
Initial loss severity:
2005 and prior	50%		60%
2006	50%		60%
2007+	50%		60%
Option ARM
Plateau CDR	2.5% - 5.7%	4.2%	3.3% - 6.3%	5.0%
Final CDR	0.1% - 0.3%	0.2%	0.2% - 0.3%	0.2%
Initial loss severity:
2005 and prior	50%		60%
2006	50%		60%
2007+	50%		60%
Subprime
Plateau CDR	4.2% - 7.8%	6.2%	3.8% - 8.6%	6.5%
Final CDR	0.2% - 0.4%	0.3%	0.2% - 0.4%	0.3%
Initial loss severity:
2005 and prior	50%		60%
2006	50%		60%
2007+	50%		60%

The rate at which the principal amount of loans is voluntarily prepaid may impact both the amount of losses projected (since that amount is a function of the CDR, the loss severity and the loan balance over time) as well as the amount of excess spread (the amount by which the interest paid by the borrowers on the underlying loan exceeds the amount of interest owed on the insured obligations). The assumption for the voluntary conditional prepayment rate (CPR) follows a pattern similar to that of the CDR. The current level of voluntary prepayments is assumed to continue for the plateau period before gradually increasing over 12 months to the final CPR, which is assumed to be 15% in the base scenario. For transactions where the initial CPR is higher than the final CPR, the initial CPR is held constant and the final CPR is not used. These CPR assumptions are the same as those the Company used for December 31, 2021.

The Company incorporates a recovery assumption into its reserving model to reflect observed trends in recoveries of deferred principal balances of modified first lien loans that had been previously written off. For transactions where the Company has detailed loan information, the Company assumes that 20% of the deferred loan balances will eventually be recovered upon sale of the collateral or refinancing of the loans.

In estimating expected losses, the Company modeled and probability weighted sensitivities for first lien U.S. RMBS transactions by varying its assumptions of how fast a recovery is expected to occur. One of the variables used to model sensitivities was how quickly the CDR returned to its modeled equilibrium, which was defined as 5% of the plateau CDR. The Company also stressed CPR and the speed of recovery of loss severity rates. The Company probability weighted a total of five scenarios as of September 30, 2022 and December 31, 2021.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Total expected loss to be paid on all first lien U.S. RMBS was $22 million and $74 million as of September 30, 2022 and December 31, 2021, respectively. The $27 million economic benefit in third quarter 2022 for first lien U.S. RMBS transactions was primarily attributable to the purchase of a loss mitigation security (see Note 6, Investments), improved transaction performance, and changes in discount rates, partially offset by lower excess spread. The $21 million economic benefit in nine months 2022 for first lien U.S. RMBS was primarily attributable to the purchase of a loss mitigation security, changes in discount rates, improved transaction performance, and lower initial severity assumptions, partially offset by lower excess spread.

Certain transactions benefit from excess spread when they are supported by large portions of fixed rate assets (either originally fixed or modified to be fixed) but have insured floating rate debt linked to LIBOR. An increase in projected LIBOR decreases excess spread, while lower LIBOR results in higher excess spread. ICE Benchmark Administration (IBA) and the Financial Conduct Authority (FCA) have announced that LIBOR will be discontinued after June 30, 2023. The Company believes that the reference to LIBOR in such floating rate RMBS debt will be replaced, by operation of law in accordance with federal legislation enacted in March 2022, with a rate based on the Secured Overnight Finance Rate (SOFR).

The Company used a similar approach to establish its pessimistic and optimistic scenarios as of September 30, 2022 as it used as of December 31, 2021, increasing and decreasing the periods of stress from those used in the base scenario. In the Company’s most stressful scenario where loss severities were assumed to rise and then recover over nine years and the initial ramp-down of the CDR was assumed to occur over 16 months, expected loss to be paid would increase from current projections by approximately $9 million for all first lien U.S. RMBS transactions. In the Company’s least stressful scenario where the CDR plateau was six months shorter (30 months, effectively assuming that liquidation rates would improve) and the CDR recovery was more pronounced (including an initial ramp-down of the CDR over eight months), expected loss to be paid would decrease from current projections by approximately $7 million for all first lien U.S. RMBS transactions.

Second Lien U.S. RMBS Loss Projections

Second lien U.S RMBS transactions include both home equity lines of credit (HELOC) and closed end second lien mortgages. The Company believes the primary variable affecting its expected losses in second lien RMBS transactions is the amount and timing of future losses or recoveries in the collateral pool supporting the transactions (including recoveries from previously charged-off loans). Expected losses are also a function of the structure of the transaction, the prepayment speeds of the collateral, the interest rate environment, and assumptions about loss severity.

The Company estimates the amount of loans that will default over the next several years by first calculating expected liquidation rates for delinquent loans, and applying liquidation rates to currently delinquent loans in order to arrive at an expected dollar amount of defaults from currently delinquent collateral (plateau period defaults).

Similar to first lien U.S. RMBS transactions, the Company then calculates a CDR that will cause the targeted amount of liquidations to occur during the plateau period.

Prior to third quarter 2022, for the base scenario, the CDR (the plateau CDR) was held constant for six months. Once the plateau period had ended, the CDR was assumed to gradually trend down in uniform increments to its final long-term steady state CDR. (The long-term steady state CDR was calculated as the constant CDR that would have yielded the amount of losses originally expected at underwriting, subject to a floor.) In the base scenario, the time over which the CDR trended down to its final CDR was 28 months. Therefore, the total stress period for second lien transactions was 34 months.

The Company has observed lower than expected default rates and longer liquidation timelines due to significant home price appreciation and special servicing activity which now favors modifications and foreclosure actions rather than charge-offs at 180 days delinquent. In the third quarter 2022, the Company extended the time over which a portion of the delinquent loans default from six months to 36 months in the base scenario (conforming to the methodology used for first lien U.S. RMBS transactions). After the plateau period, as with first lien U.S. RMBS transactions, the CDR trends down over one year to 5% of the plateau CDR. These changes in the shape of the CDR curve result in a longer period of stress defaults (48 months in the base scenario), but at lower default levels leading to lower overall levels of expected losses.

HELOC loans generally permitted the borrower to pay only interest for an initial period (often ten years) and, after that period, require the borrower to make both the monthly interest payment and a monthly principal payment. This causes the borrower's total monthly payment to increase, sometimes substantially, at the end of the initial interest-only period. A substantial number of loans in the Company’s insured transactions had been modified to extend the interest-only period to 15

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

years (mostly to 2022-2023), and there was uncertainty regarding the performance of these loans as they reset to full amortization.

    Recently, the Company has observed the performance of the modified loans that have finally reset to full amortization (which represent the majority of extended loans), and noted low levels of delinquency, even with substantial increases in monthly payments. This observed performance lowers the level of uncertainty regarding this modified cohort as the remainder continue to reset.

When a second lien loan defaults, there is generally a low recovery. The Company assumed, as of September 30, 2022 and December 31, 2021, that it will generally recover 2% of future defaulting collateral at the time of charge-off, with additional amounts of post charge-off recoveries projected to come in over time. A second lien on the borrower’s home may be retained in the Company’s second lien transactions after the loan is charged off and the loss applied to the transaction, particularly in cases where the holder of the first lien has not foreclosed. If the second lien is retained and the value of the home increases, the servicer may be able to use the second lien to increase recoveries, either by arranging for the borrower to resume payments or by realizing value upon the sale of the underlying real estate. The Company evaluates its assumptions quarterly based on actual recoveries of charged-off loans observed from period to period and reasonable expectations of future recoveries. In instances where the Company is able to obtain information on the lien status of charged-off loans, it assumes there will be a certain level of future recoveries of the balance of the charged-off loans where the second lien is still intact. The Company’s recovery assumption for charged-off loans is 30%, as shown in the table below, based on observed trends and reasonable expectations of future recoveries. Such recoveries are assumed to be received evenly over the next five years. If the recovery rate decreases to 20%, expected loss to be paid would increase from current projections by approximately $26 million. If the recovery rate increases to 40%, expected loss to be paid would decrease from current projections by approximately $26 million.

The rate at which the principal amount of loans is prepaid may impact both the amount of losses projected as well as the amount of excess spread. In the base scenario, an average CPR (based on experience of the past year) is assumed to continue until the end of the plateau before gradually increasing to the final CPR over the same period the CDR decreases. The final CPR is assumed to be 15% for second lien U.S. RMBS transactions (in the base scenario), which is lower than the historical average but reflects the Company’s continued uncertainty about the projected performance of the borrowers in these transactions. For transactions where the initial CPR is higher than the final CPR, the initial CPR is held constant and the final CPR is not used. This pattern is consistent with how the Company modeled the CPR as of December 31, 2021. To the extent that prepayments differ from projected levels it could materially change the Company’s projected excess spread and losses.

In estimating expected losses, the Company modeled and probability weighted five scenarios, each with a different CDR curve applicable to the period preceding the return to the long-term steady state CDR. The Company believes that the level of the elevated CDR and the length of time it will persist and the ultimate prepayment rate are the primary drivers behind the amount of losses the collateral will likely suffer.

The following table shows the range as well as the average, weighted by net par outstanding, for key assumptions used in the calculation of expected loss to be paid (recovered) for individual transactions for vintage 2004 - 2008 HELOCs.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Key Assumptions in Base Scenario Expected Loss Estimates
HELOCs

	As of September 30, 2022		As of December 31, 2021
	Range	Weighted Average	Range	Weighted Average
Plateau CDR	1.1% - 5.7%	3.5%	12.3% - 33.2%	16.8%
Final CDR trended down to	0.1% - 0.3%	0.2%	1.0%
Liquidation rates:
Current but recently delinquent	20%		20%
30 - 59 Days Delinquent	30		30
60 - 89 Days Delinquent	40		40
90+ Days Delinquent	60		60
Bankruptcy	55		55
Foreclosure	55		55
Real Estate Owned	100		100
Loss severity on future defaults	98%		98%
Projected future recoveries on previously charged-off loans	30%		30%

The Company continues to evaluate the assumptions affecting its modeling results. The Company believes the most important driver of its projected second lien RMBS losses is the performance of its HELOC transactions. Total net expected recovery on all second lien U.S. RMBS was $12 million as of September 30, 2022 and net expected loss to be paid was $7 million as of December 31, 2021. The economic benefit in third quarter 2022 was $31 million, which was primarily driven by updates in the projected CDR curves, improved performance of certain transactions, and higher recoveries for secured charged-off loans. The economic benefit in nine months 2022 was $57 million, and was primarily due to improved performance of certain transactions, higher recoveries for secured charged-off loans, updates in the projected CDR curves, and changes in discount rates, partially offset by lower excess spread.

The Company updated its assumptions related to the CDR plateau and ramp-down during the third quarter 2022. The
Company’s base scenario assumed a 36-month CDR plateau and a 12-month ramp-down (for a total stress period of 48 months), compared to a six-month CDR plateau and a 28-month ramp-down (for a total stress period of 34 months) as of
December 31, 2021. The Company modeled scenarios with a longer period of elevated defaults and others with a shorter period of elevated defaults. In the Company’s most stressful scenario, increasing the CDR plateau to 42 months and increasing the ramp-down by four months to 16 months (for a total stress period of 58 months) would decrease the expected recovery by approximately $1 million for HELOC transactions. On the other hand, in the Company’s least stressful scenario, reducing the
CDR plateau to 30 months and decreasing the length of the CDR ramp-down to eight months (for a total stress period of 38 months), and lowering the ultimate prepayment rate to 10% would increase the expected recovery by approximately $1 million for HELOC transactions.

Recovery Litigation

    In the ordinary course of its business, the Company is involved in litigation with third parties to recover insurance losses paid in prior periods or prevent or reduce losses in the future. The impact, if any, of these and other proceedings on the amount of recoveries the Company receives and losses it pays in the future is uncertain, and the impact of any one or more of these proceedings during any quarter or year could be material to the Company's financial statements.

The Company has asserted claims in a number of legal proceedings in connection with its exposure to Puerto Rico. See Note 2, Outstanding Exposure, for a discussion of the Company’s exposure to Puerto Rico and related recovery litigation being pursued by the Company.

4.    Contracts Accounted for as Insurance

The portfolio of outstanding exposures discussed in Note 2, Outstanding Exposure, and Note 3, Expected Loss to be Paid (Recovered), includes contracts that are accounted for as insurance contracts, derivatives, and consolidated FG VIEs. Amounts presented in this note relate only to contracts accounted for as insurance, unless otherwise specified. See Note 8, Fair

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Value Measurement for information related to CDS and Note 7, Variable Interest Entities for amounts that are accounted for as consolidated FG VIEs.

Premiums

Net Earned Premiums

	Third Quarter		Nine Months
	2022	2021	2022	2021
	(in millions)
Scheduled net earned premiums	$43	$47	$130	$139
Accelerations from refundings and terminations (1)	7	5	30	24
Accretion of discount on net premiums receivable	4	10	12	17
Net earned premiums	$54	$62	$172	$180
____________________
(1)    Nine months 2022 accelerations include $7 million related to the March Puerto Rico Resolution. See Note 2, Outstanding Exposure for additional information.

Gross Premium Receivable
Roll Forward

	Nine Months
	2022	2021
	(in millions)
Beginning of year	$1,074	$1,094
Gross written premiums on new business	245	209
Gross premiums received	(240)	(201)
Adjustments:
Changes in the expected term	(4)	(26)
Accretion of discount	15	21
Foreign exchange gain (loss) on remeasurement	(169)	(21)
Expected recovery of premiums previously written off	—	4
September 30,	$921	$1,080

Approximately 91% and 92% of gross premiums receivable at September 30, 2022 and December 31, 2021, respectively, are denominated in currencies other than the U.S. dollar, primarily the pound sterling and euro.

The timing and cumulative amount of actual collections and net earned premiums may differ from those of expected collections and of expected net earned premiums in the table below due to factors such as foreign exchange rate fluctuations, counterparty collectability issues, accelerations, commutations, restructurings, changes in the consumer price index, changes in expected lives and new business.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Expected Future Premium Collections and Earnings

	As of September 30, 2022
	Future Gross Premiums to be Collected	Future Net Premiums to be Earned (1)
	(in millions)
2022 (October 1 - December 31)	$19	$45
2023	82	171
2024	61	162
2025	59	151
2026	58	142
2027-2031	245	591
2032-2036	179	424
2037-2041	125	273
After 2041	294	396
Total	$1,122	2,355
Future accretion		152
Total future net earned premiums		$2,507
____________________
(1)    Net of reinsurance.

Selected Information for Financial Guaranty Insurance
Policies with Premiums Paid in Installments

	As of
	September 30, 2022	December 31, 2021
	(dollars in millions)
Premiums receivable	$921	$1,074
Deferred premium revenue	1,220	1,222
Weighted-average risk-free rate used to discount premiums	1.6%	1.5%
Weighted-average period of premiums receivable (in years)	13.9	13.6

Losses and Recoveries

    Loss reserves and salvage are discounted at risk-free rates for U.S. dollar denominated financial guaranty insurance obligations that ranged from 2.98% to 4.18% with a weighted average of 3.93% as of September 30, 2022 and 0.00% to 1.98% with a weighted average of 1.23% as of December 31, 2021.

The following tables provide information on net reserve (salvage), which includes loss and LAE reserves and salvage and subrogation recoverable, both net of reinsurance.

Net Reserve (Salvage) by Sector

	As of
Sector	September 30, 2022	December 31, 2021
	(in millions)
Public finance:
U.S. public finance	$108	$(64)
Non-U.S. public finance	1	1
Public finance	109	(63)
Structured finance:
U.S. RMBS	(58)	(10)
Other structured finance	4	5
Structured finance	(54)	(5)
Total	$55	$(68)

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Components of Net Reserve (Salvage)

	As of
	September 30, 2022	December 31, 2021
	(in millions)
Loss and LAE reserve	$367	$384
Reinsurance recoverable on unpaid losses	(93)	(98)
Loss and LAE reserve, net	274	286
Salvage and subrogation recoverable	(318)	(528)
Salvage and subrogation reinsurance payable (1)	99	174
Salvage and subrogation recoverable, net	(219)	(354)
Net reserve (salvage)	$55	$(68)
____________________
(1)    Reported as a component of “reinsurance balances payable, net” in the condensed consolidated balance sheets.

The table below provides a reconciliation of net expected loss to be paid (recovered) for financial guaranty insurance contracts to net expected loss to be expensed. Expected loss to be paid (recovered) for financial guaranty insurance contracts differs from expected loss to be expensed due to: (i) the contra-paid, which represents the claim payments made and recoveries received that have not yet been recognized in the statements of operations, (ii) salvage and subrogation recoverable for transactions that are in a net recovery position where the Company has not yet received recoveries on claims previously paid (and therefore recognized in income but not yet received); and (iii) loss reserves that have already been established (and therefore expensed but not yet paid).

Reconciliation of Net Expected Loss to be Paid (Recovered)
to Net Expected Loss to be Expensed
Financial Guaranty Insurance Contracts

As of September 30, 2022
(in millions)
Net expected loss to be paid (recovered) - financial guaranty insurance	$121
Contra-paid, net	13
Salvage and subrogation recoverable, net	219
Loss and LAE reserve - financial guaranty insurance contracts, net of reinsurance	(274)
Net expected loss to be expensed (present value)	$79

    The following table provides a schedule of the expected timing of net expected losses to be expensed. The amount and timing of actual loss and LAE may differ from the estimates shown below due to factors such as accelerations, commutations, changes in expected lives and updates to loss estimates. This table excludes amounts related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

 Net Expected Loss to be Expensed
Financial Guaranty Insurance Contracts

As of September 30, 2022
(in millions)
2022 (October 1 - December 31)	$1
2023	7
2024	6
2025	6
2026	7
2027-2031	23
2032-2036	17
2037-2041	5
After 2041	7
Net expected loss to be expensed	79
Future accretion	15
Total expected future loss and LAE	$94

The following table presents the loss and LAE reported in the condensed consolidated statements of operations by sector for insurance contracts. Amounts presented are net of reinsurance.

Loss and LAE (Benefit) by Sector

	Third Quarter		Nine Months
Sector	2022	2021	2022	2021
	(in millions)
Public finance:
U.S. public finance	$11	$(13)	$47	$(26)
Non-U.S. public finance	—	—	—	(7)
Public finance	11	(13)	47	(33)
Structured finance:
U.S. RMBS	(51)	(33)	(56)	(30)
Other structured finance	(1)	—	(1)	(1)
Structured finance	(52)	(33)	(57)	(31)
Loss and LAE (Benefit)	$(41)	$(46)	$(10)	$(64)

The primary difference between net economic loss development and the amount reported as “loss and LAE” in the consolidated statements of operations are that loss and LAE (benefit): (1) considers deferred premium revenue in the calculation of loss reserves for financial guaranty insurance contracts; (2) eliminates loss and LAE related to FG VIEs; and (3) does not include estimated losses on credit derivatives.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

The following tables provide information on financial guaranty insurance contracts categorized as BIG.

Financial Guaranty Insurance
BIG Transaction Loss Summary
As of September 30, 2022

	Gross
	BIG 1	BIG 2	BIG 3	Total BIG	Net Total BIG
	(dollars in millions)
Number of risks (1)	66	2	41	109	109
Remaining weighted-average period (in years)	11.7	8.3	6.5	9.3	9.2
Outstanding exposure:
Par	$2,203	$51	$2,011	$4,265	$3,438
Interest	1,469	30	611	2,110	1,714
Total (2)	$3,672	$81	$2,622	$6,375	$5,152

Expected cash outflows (inflows)	$70	$80	$1,728	$1,878	$1,530
Potential recoveries (3)	(306)	(69)	(1,368)	(1,743)	(1,394)
Subtotal	(236)	11	360	135	136
Discount	29	(4)	(35)	(10)	(15)
Expected losses to be paid (recovered)	$(207)	$7	$325	$125	$121

Deferred premium revenue	$99	$13	$58	$170	$150
Reserves (salvage)	$(237)	$2	$284	$49	$55

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Financial Guaranty Insurance
BIG Transaction Loss Summary
As of December 31, 2021

	Gross
	BIG 1	BIG 2	BIG 3	Total BIG	Net Total BIG
	(dollars in millions)
Number of risks (1)	75	1	44	120	120
Remaining weighted-average period (in years)	7.4	7.2	7.9	7.7	7.6

Outstanding exposure:
Par	$2,114	$42	$3,226	$5,382	$4,057
Interest	847	22	1,196	2,065	1,519
Total (2)	$2,961	$64	$4,422	$7,447	$5,576

Expected cash outflows (inflows)	$88	$3	$2,911	$3,002	$2,205
Potential recoveries (3)	(380)	—	(2,661)	(3,041)	(2,178)
Subtotal	(292)	3	250	(39)	27
Discount	17	—	(43)	(26)	(28)
Expected losses to be paid (recovered)	$(275)	$3	$207	$(65)	$(1)

Deferred premium revenue	$70	$1	$93	$164	$142
Reserves (salvage)	$(290)	$2	$144	$(144)	$(68)
____________________
(1)    A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making debt service payments.
(2)    Includes amounts related to FG VIEs.
(3)    Represents expected inflows from future payments by obligors pursuant to restructuring agreements, settlements, excess spread on any underlying collateral and other estimated recoveries. Potential recoveries also include recoveries on certain investment grade credits, related mainly to exposures that were previously BIG and for which claims have been paid in the past.

5.    Reinsurance

The Company assumes portions of insured risks (Assumed Business) and may cede portions of exposure it has insured (Ceded Business) in exchange for premiums, net of any ceding commissions. The Company historically entered into ceded reinsurance contracts in order to reduce the net potential loss from large risks.

The Company has Ceded Business to affiliated and non-affiliated companies to limit its exposure to risk. The Company remains primarily liable for all risks it directly underwrites and is required to pay all gross claims. It then seeks reimbursement from the reinsurer for its proportionate share of claims. The Company may be exposed to risk for this exposure if it were required to pay the gross claims and not be able to collect ceded claims from an assuming company experiencing financial distress. The Company’s ceded contracts generally allow the Company to recapture ceded financial guaranty business after certain triggering events, such as reinsurer downgrades.

Effect of Reinsurance

    The following table presents the components of premiums and losses reported in the condensed consolidated statements of operations and the contribution of the Company’s Assumed and Ceded Businesses.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Effect of Reinsurance on Condensed Consolidated Statements of Operations

	Third Quarter		Nine Months
	2022	2021	2022	2021
	(in millions)
Premiums Written:
Direct	$98	$65	$241	$215
Assumed (1)	—	—	—	(32)
Ceded (2)	(40)	(17)	(59)	(39)
Net	$58	$48	$182	$144
Premiums Earned:
Direct	$70	$82	$224	$239
Assumed	—	—	—	1
Ceded (2)	(16)	(20)	(52)	(60)
Net	$54	$62	$172	$180
Loss and LAE (benefit):
Direct	$(40)	$(46)	$(10)	$(48)
Ceded (2)	(1)	—	—	(16)
Net	$(41)	$(46)	$(10)	$(64)
__________________
(1)    Negative assumed amounts are due to AGC’s reassumption of the book of business that was previously ceded to MAC. See Note 1, Business and Basis of Presentation, for a description of the MAC Transaction.
(2)    Ceded amounts mainly consist of cessions to affiliates.

Gain (loss) on ceded funds held with affiliates relates primarily to a ceded portion of the salvage received in the form of investments from the March Puerto Rico Resolution, for which the Company recognized net realized investment gains (losses) and fair value gains (losses) on trading securities.

Ceded Reinsurance (1)

	As of September 30, 2022		As of December 31, 2021
	Affiliated Reinsurers	Non-Affiliated Reinsurers	Affiliated Reinsurers	Non-Affiliated Reinsurers
	(in millions)
Ceded premium payable, net of commissions	$129	$3	$154	$4
Ceded expected loss to be recovered (paid)	4	—	(52)	(12)
Reinsurance recoverable on ceded paid losses	1	1	1	—
Ceded unearned premium reserve	648	5	637	6
Ceded par outstanding (2)	50,150	147	52,204	342
____________________
(1)    The total collateral posted by all affiliated and non-affiliated reinsurers required to post, or that had agreed to post, collateral as of September 30, 2022 and December 31, 2021 was approximately $716 million and $752 million, respectively. The collateral excludes amounts posted by AGM for the benefit of AGUK and AGE.
(2)    Of the total par ceded to BIG rated reinsurers, $24 million and $66 million are rated BIG as of September 30, 2022 and December 31, 2021. Of the total par ceded to affiliates, $804 million and $1,270 million are rated BIG as of September 30, 2022 and December 31, 2021, respectively.

6.    Investments

Investment Portfolio

The investment portfolio consists of both externally and internally managed portfolios. The majority of the available-for-sale investment portfolio is managed by each of three outside managers and AssuredIM. The Company has established

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

investment guidelines for its investment managers regarding credit quality, exposure to a particular sector and exposure to a particular obligor within a sector.

Remaining investments include: (i) loss mitigation securities; (ii) new recovery bonds and CVIs received in connection with the consummation of the March Puerto Rico Resolution and the HTA PSA; (iii) certain fixed-maturity and short-term securities; and (iv) equity method investments.

Equity method investments primarily consist of generally less liquid alternative investments including AssuredIM Funds, an investment in renewable and clean energy and private equity funds. The Company had unfunded commitments of $92 million as of September 30, 2022 related to certain of the Company’s alternative investments other than AssuredIM Funds.

Investment Portfolio
Carrying Value

	As of
	September 30, 2022	December 31, 2021
	(in millions)
Fixed-maturity securities, available-for-sale (1):
Externally managed	$2,789	$3,636
Loss mitigation securities and other	309	341
AssuredIM managed	403	421
Fixed-maturity securities - Puerto Rico (2)	51	—
Fixed-maturity securities - Puerto Rico, trading (3)	207	—
Short-term investments (4)	579	599
AGC surplus note	300	300
Equity method investments:
AssuredIM Funds	574	543
Other	113	152
Other invested assets (internally managed)	4	5
Total	$5,329	$5,997
____________________
(1)    5.5% and 4.9% of fixed-maturity securities were rated BIG as of September 30, 2022 and December 31, 2021, respectively, consisting primarily of loss mitigation securities. 1.8% and 0.3% were not rated, as of September 30, 2022 and December 31, 2021, respectively.
(2)    Represents new recovery bonds received in connection with the consummation of the March Puerto Rico Resolution. These securities are not rated.
(3)    Represents CVIs received in connection with the consummation of the March Puerto Rico Resolution and the HTA PSA. These securities are not rated.
(4)    Weighted average credit rating of AAA as of both September 30, 2022 and December 31, 2021, based on the lower of the Moody’s Investors Service, Inc. (Moody’s) and S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) classifications.

AGM and AGC are authorized to invest up to $750 million in the aggregate in AssuredIM Funds through their jointly owned investment subsidiary AGAS. AGM is authorized for $487.5 million of this aggregate amount. Adding inception-to-date distributed gains, AGM and AGC may invest a total of up to $810 million in AssuredIM Funds through AGAS. As of September 30, 2022, AGAS had total commitments to AssuredIM Funds of $755 million of which $536 million represented net invested capital and $219 million was undrawn. This capital was committed to several funds, each dedicated to a single strategy, including collateralized loan obligations (CLOs), asset-based finance, healthcare structured capital and municipal bonds.

Accrued investment income, which is reported in “other assets”, was $53 million as of September 30, 2022 and $40 million as of December 31, 2021. In nine months 2022 and nine months 2021, the Company did not write off any accrued investment income.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Available-for-Sale Fixed-Maturity Securities by Security Type
As of September 30, 2022

Security Type	Percent of Total (1)	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	AOCI (5) Pre-tax Gain (Loss) on Securities with Credit Loss	Weighted Average Credit Rating (2)
	(dollars in millions)
Obligations of state and political subdivisions	42%	$1,683	$—	$3	$(84)	$1,602	$—	AA-
U.S. government securities	2	72	—	—	(7)	65	—	AA+
Corporate securities (3)	34	1,382	(3)	—	(274)	1,105	(47)	A+
Mortgage-backed securities (4):
RMBS	6	260	(17)	2	(44)	201	(43)	B+
Commercial mortgage-backed securities (CMBS)	3	122	—	—	(5)	117	—	AAA
Asset-backed securities:
CLOs	9	355	—	—	(27)	328	—	A+
Other	1	47	(1)	—	(1)	45	—	B
Non-U.S. government securities	3	122	—	—	(33)	89	—	AA-
Total available-for-sale fixed-maturity securities	100%	$4,043	$(21)	$5	$(475)	$3,552	$(90)	A+

Available-for-Sale Fixed-Maturity Securities by Security Type
As of December 31, 2021

Security Type	Percent of Total (1)	Amortized Cost	Allowance for Credit Losses	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	AOCI Pre-tax Gain (Loss) on Securities with Credit Loss	Weighted Average Credit Rating (2)
	(dollars in millions)
Obligations of state and political subdivisions	41%	$1,759	$—	$125	$(1)	$1,883	$—	AA-
U.S. government securities	2	72	—	3	(2)	73	—	AA+
Corporate securities (3)	34	1,460	(1)	55	(18)	1,496	(3)	A
Mortgage-backed securities (4):
RMBS	6	260	(17)	9	(23)	229	(23)	BB
CMBS	4	160	—	6	—	166	—	AAA
Asset-backed securities:
CLOs	9	365	—	1	—	366	—	A+
Other	1	50	—	—	—	50	—	B+
Non-U.S. government securities	3	133	—	4	(2)	135	—	AA-
Total available-for-sale fixed-maturity securities	100%	4,259	(18)	203	(46)	4,398	(26)	A+
____________________
(1)    Based on amortized cost.
(2)    Ratings represent the lower of the Moody’s and S&P classifications, except for loss mitigation and certain other securities, which use internal ratings classifications. The Company’s portfolio primarily consists of high-quality, liquid instruments. New recovery bonds received in connection with the consummation of the March Puerto Rico
Resolution are not rated.
(3)    Includes securities issued by taxable universities and hospitals.
(4)    U.S. government-agency obligations were approximately 6% of mortgage-backed securities as of September 30, 2022 and 7% as of December 31, 2021, based on fair value.
(5)    Accumulated other comprehensive income (AOCI).

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Gross Unrealized Loss by Length of Time
for Available-for-Sale Fixed-Maturity Securities for Which a Credit Loss was Not Recorded
As of September 30, 2022

	Less than 12 months		12 months or more		Total
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
	(dollars in millions)
Obligations of state and political subdivisions	$1,245	$(78)	$13	$(6)	$1,258	$(84)
U.S. government securities	13	—	40	(7)	53	(7)
Corporate securities	764	(140)	216	(87)	980	(227)
Mortgage-backed securities:
RMBS	18	(1)	—	—	18	(1)
CMBS	117	(5)	—	—	117	(5)
Asset-backed securities
CLOs	206	(16)	122	(11)	328	(27)
Other	12	(1)	—	—	12	(1)
Non-U.S. government securities	70	(22)	19	(11)	89	(33)
Total	$2,445	$(263)	$410	$(122)	$2,855	$(385)
Number of securities (1)		970		205		1,155

Gross Unrealized Loss by Length of Time
for Available-for-Sale Fixed-Maturity Securities for Which a Credit Loss was Not Recorded
As of December 31, 2021

	Less than 12 months		12 months or more		Total
	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss	Fair Value	Gross Unrealized Loss
	(dollars in millions)
Obligations of state and political subdivisions	$53	$(1)	$—	$—	$53	$(1)
U.S. government securities	26	(1)	19	(1)	45	(2)
Corporate securities	320	(11)	36	(4)	356	(15)
Mortgage-backed securities:
RMBS	1	—	—	—	1	—
Asset-backed securities:
CLOs	190	—	—	—	190	—
Non-U.S. government securities	24	(1)	8	(1)	32	(2)
Total	$614	$(14)	$63	$(6)	$677	$(20)
Number of securities (1)		264		19		281
___________________
(1)    The number of securities does not add across because lots consisting of the same securities have been purchased at different times and appear in both categories above (i.e., less than 12 months and 12 months or more). If a security appears in both categories, it is counted only once in the total column.

    The Company considered the credit quality, cash flows, interest rate movements, ability to hold a security to recovery and intent to sell a security in determining whether a security had a credit loss. The Company has determined that the unrealized losses recorded as of September 30, 2022 and December 31, 2021 were not related to credit quality, and in the case of nine months 2022, primarily attributable to rising interest rates. In addition, as of September 30, 2022, the Company did not intend to and was not required to sell investments in an unrealized loss position prior to expected recovery in value. As of September 30, 2022, of the securities in an unrealized loss position for which an allowance for credit loss was not recorded, 451 securities had unrealized losses in excess of 10% of their carrying value, whereas as of December 31, 2021, 14 securities had

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

unrealized losses in excess of 10% of their carrying value. The total unrealized loss for these securities was $320 million as of September 30, 2022 and $4 million as of December 31, 2021.

The amortized cost and estimated fair value of available-for-sale fixed-maturity securities by contractual maturity as of September 30, 2022 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Distribution of Available-for-Sale Fixed-Maturity Securities by Contractual Maturity
As of September 30, 2022

	Amortized Cost	Estimated Fair Value
	(in millions)
Due within one year	$165	$157
Due after one year through five years	1,107	928
Due after five years through 10 years	778	707
Due after 10 years	1,611	1,442
Mortgage-backed securities:
RMBS	260	201
CMBS	122	117
Total	$4,043	$3,552

Based on fair value, investments and other assets that are placed on deposit to fulfill state licensing requirements or otherwise pledged or restricted totaled $7 million and $9 million, as of September 30, 2022 and December 31, 2021, respectively. In addition, the total collateral funded into reinsurance trust or similar accounts by AGM for the benefit of AGUK and AGE was approximately $217 million as of September 30, 2022 and $246 million as of December 31, 2021, based on fair value.

Income from Investment Portfolio

Net investment income is a function of the yield that the Company earns on available-for-sale fixed-maturity securities and short-term investments and the size of such portfolio. The investment yield is a function of market interest rates at the time of investment as well as the type, credit quality and maturity of the securities in this portfolio.
Puerto Rico CVIs are classified as trading with changes in fair value reported in the condensed consolidated statements of operations. Equity in earnings (losses) of investees represents the Company’s interest in the earnings of its equity method investments.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Income from Investment Portfolio

	Third Quarter		Nine Months
	2022	2021	2022	2021
	(in millions)
Investment income
Externally managed	$22	$24	$67	$76
Loss mitigation securities and other	7	4	20	18
Managed by AssuredIM (1)	5	4	12	10
Interest income on surplus note and loans from affiliate	4	4	12	12
Investment income	38	36	111	116
Investment expenses	(1)	(1)	(3)	(3)
Net investment income	$37	$35	$108	$113

Fair value gains (losses) on trading securities (2)	$(1)	$—	$(13)	$—

Equity in earnings (losses) of investees:
AssuredIM Funds	$8	$23	$(13)	$70
Other (3)	(20)	8	(33)	28
Equity in earnings (losses) of investees (4)	$(12)	$31	$(46)	$98
____________________
(1)    Represents interest income on a portfolio of CLOs and municipal bonds managed by AssuredIM under an investment management agreement (IMA).
(2)    Fair value gains (losses) on trading securities pertaining to securities still held as of September 30, 2022 were $2 million for third quarter 2022 and $(5) million for nine months 2022 .
(3)    Nine months 2022 included losses due to stock price decline within a private equity fund investment, which is recorded on a one quarter lag.
(4)    Third quarter 2022, third quarter 2021, nine months 2022 and nine months 2021 include $6 million, $23 million, $(13) million and $74 million, respectively, related to fair value gains (losses) on investments where the fair value option (FVO) was elected utilizing the net asset value (NAV) as a practical expedient.

Unconsolidated Significant Subsidiaries

The table below presents summarized financial information for equity method investments that meet, individually, the requirements for disclosing summarized disclosures as of September 30, 2022. During nine months 2022, BlueMountain CLO Warehouse Fund (US) L.P. (CLO Warehouse Fund), Assured Investment Management CLO Warehouse Fund II (US) LP (CLO Fund II), AHP Fund II, L.P. (AHP II), AIM Asset Backed Income Fund (US) L.P. (ABIF), AIM Municipal Bond Fund (US) LP. (AMBF), and a private equity fund were deemed to be significant subsidiaries. CLO Warehouse Fund, CLO Fund II, AHP II, ABIF and AMBF are AssuredIM funds in which the Company invests.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

	Third Quarter		Nine Months
	2022	2021	2022	2021
	(in millions)
CLO Warehouse Fund
Total revenues	$—	$6	$(5)	$25
Total expenses	—	—	—	—
Net income (loss)	$—	$6	$(5)	$25
CLO Fund II
Total revenues	$6	$3	$(5)	$7
Total expenses	1	—	1	—
Net income (loss)	$5	$3	$(6)	$7
AHP II
Total revenues	$12	$22	$40	$87
Total expenses	7	2	13	5
Net income (loss)	$5	$20	$27	$82
ABIF
Total revenues	$1	$4	$8	$10
Total expenses	—	1	1	1
Net income (loss)	$1	$3	$7	$9
AMBF
Total revenues	$—	$—	$(2)	$4
Total expenses	—	—	1	2
Net income (loss)	$—	$—	$(3)	$2
Private equity fund
Total revenues	$(141)	$53	$(290)	$172
Total expenses	4	4	10	13
Net income (loss)	$(145)	$49	$(300)	$159

Realized Investment Gains (Losses)

    The table below presents the components of net realized investment gains (losses). Realized gains and losses on sales of investments are determined using the specific identification method.

Net Realized Investment Gains (Losses)

	Third Quarter		Nine Months
	2022	2021	2022	2021
	(in millions)
Gross realized gains on sales available-for-sale securities	$—	$—	$—	$1
Gross realized losses on sales available-for-sale securities (1)	(8)	—	(26)	(2)
Net foreign currency gains (losses)	—	(2)	(3)	—
Change in credit impairment and intent to sell	(1)	4	(1)	3
Other net realized gains (losses)	—	1	3	14
Net realized investment gains (losses)	$(9)	$3	$(27)	$16
____________________
(1)    Third quarter 2022 and nine months 2022 related primarily to sales of bonds received as part of the March Puerto Rico Resolution. See Note 5, Reinsurance for additional information on gain (loss) on ceded funds held with affiliates.
The proceeds from sales of fixed-maturity securities classified as available-for-sale were $145 million in third quarter 2022, $430 million in nine months 2022 and $194 million in nine months 2021. There were no sales of fixed-maturity securities classified as available-for-sale in third quarter 2021.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

The following table presents the roll forward of the credit losses on available-for-sale fixed-maturity securities for which the Company has recognized an allowance for credit losses in 2022 and 2021.

Roll Forward of Credit Losses for Available-for-Sale Fixed Maturity Securities

	Third Quarter		Nine Months
	2022	2021	2022	2021
	(in millions)
Balance, beginning of period	$18	$19	$18	$60
Additions for securities for which credit impairments were not previously recognized	1	—	3	1
Additions from purchases of securities accounted for as purchased financial assets with credit deterioration	2	—	2	—
Additions (reductions) on securities for which credit impairments were previously recognized	—	(4)	(2)	(4)
Reductions for securities sold (1)	—	—	—	(42)
Balance, end of period	$21	$15	$21	$15
____________________
(1)     Primarily attributable to the sale of a security with a $42 million credit allowance in nine months 2021.

The Company recorded a credit loss expense of $1 million in both third quarter 2022 and nine months 2022. The Company recorded a benefit in credit loss of $4 million and $3 million in third quarter 2021 and nine months 2021, respectively. During third quarter 2022, the Company purchased a loss mitigation security with a fair value of $22 million that was accounted for as a purchased security with credit deterioration. At acquisition, this security had an unpaid principal on remaining collateral of $31 million, an allowance for credit losses of $2 million, and a non-credit related discount of $7 million. The Company did not purchase any securities with credit deterioration in the first half of 2022 or nine months 2021. Most of the Company’s securities with credit deterioration are loss mitigation securities.

7.    Variable Interest Entities

FG VIEs

Structured Finance FG VIEs

AGM provides financial guaranties with respect to debt obligations of special purpose entities, including VIEs, but does not act as the servicer or collateral manager for any VIE obligations it guarantees. The transaction structure generally provides certain financial protection to the Company. This financial protection can take several forms, the most common of which are overcollateralization, first loss protection (or subordination) and excess spread. In the case of overcollateralization (i.e., the principal amount of the securitized assets exceeds the principal amount of the structured finance obligations), the structure allows defaults of the securitized assets before a default is experienced on the structured finance obligation guaranteed by the Company. In the case of first loss, AGM’s financial guaranty insurance policy only covers a senior layer of losses experienced by multiple obligations issued by the VIEs. The first loss exposure with respect to the assets is either retained by the seller or sold off in the form of equity or mezzanine debt to other investors. In the case of excess spread, the financial assets contributed to VIEs generate interest income that is in excess of the interest payments on the debt issued by the VIE. Such excess spread is typically distributed through the transaction’s cash flow waterfall and may be used to create additional credit enhancement, applied to redeem debt issued by the VIE (thereby, creating additional overcollateralization), or distributed to equity or other investors in the transaction.

AGM is not primarily liable for the debt obligations issued by the structured finance FG VIEs (which excludes the Puerto Rico Trusts described below) it insures and would only be required to make payments on those insured debt obligations in the event that the issuer of such debt obligations defaults on any principal or interest due and only for the amount of the shortfall. AGM’s creditors do not have any rights with regard to the collateral supporting the debt issued by the FG VIEs. Proceeds from sales, maturities, prepayments and interest from such underlying collateral may only be used to pay debt service on structured finance FG VIEs’ liabilities.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

As part of the terms of its financial guaranty contracts, AGM, under its insurance contract, obtains certain protective rights with respect to the VIE that give AGM additional controls over a VIE. These protective rights are triggered by the occurrence of certain events, such as failure to be in compliance with a covenant due to poor deal performance or a deterioration in a servicer or collateral manager’s financial condition. At deal inception, AGM typically is not deemed to control the VIE; however, once a trigger event occurs, AGM’s control of the VIE typically increases. AGM continuously evaluates its power to direct the activities that most significantly impact the economic performance of VIEs that have debt obligations insured by AGM and, accordingly, where AGM is obligated to absorb VIE losses or receive benefits that could potentially be significant to the VIE. AGM is deemed to be the control party for certain VIEs under GAAP, typically when its protective rights give it the power to both terminate and replace the transaction’s servicer or collateral manager, which are characteristics specific to AGM’s financial guaranty contracts. If the protective rights that could make AGM the control party have not been triggered, then the VIE is not consolidated. If AGM is deemed no longer to have those protective rights, the VIE is deconsolidated.

The structured finance FG VIEs’ liabilities that are guaranteed by AGM are considered to be with recourse, because they guarantee the payment of principal and interest regardless of the performance of the related FG VIEs’ assets. The structured finance FG VIEs’ liabilities that are not guaranteed by AGM are considered to be without recourse, because the payment of principal and interest of these liabilities is wholly dependent on the performance of the FG VIEs’ assets.

The Company has elected the FVO for all assets and all liabilities of the structured finance FG VIEs. The change in fair value of all structured finance FG VIEs assets and liabilities is reported in “fair value gains (losses) on FG VIEs” in the condensed consolidated statement of operations, except for the change in fair value attributable to change in instrument-specific credit risk (ISCR) on the structured finance FG VIE liabilities, which is reported in other comprehensive income (OCI). As of September 30, 2022 and December 31, 2021, the Company consolidated 18 and 19 structured finance FG VIEs, respectively. During nine months 2022 and nine months 2021, one FG VIE was deconsolidated. There were no other consolidations or deconsolidations for the periods presented.

Puerto Rico Trusts

As of September 30, 2022, the Company consolidated two custodial trusts established as part of the GO/PBA Plan (Puerto Rico Trusts) discussed in Note 2, Outstanding Exposure, Exposures to Puerto Rico. With respect to certain insured securities covered by the GO/PBA Plan, insured bondholders were permitted to elect to receive custody receipts that represent an interest in the legacy insurance policy plus cash, new recovery bonds and CVIs (in aggregate, Plan Consideration) that constitute distributions under the GO/PBA Plan. For those who made this election, distributions of Plan Consideration are immediately passed through to insured bondholders under the custody receipts to the extent of any cash or proceeds of new securities held in the custodial trust and are applied to make payments and/or prepayments of amounts due under the legacy insured bonds. The Company’s insurance policy continues to guarantee principal and interest coming due on the legacy insured bonds in accordance with the terms of such insurance policy on the originally scheduled legacy bond interest and principal payment dates to the extent that distributions of Plan Consideration are insufficient to pay such amounts after giving effect to the distributions described in the immediately preceding sentence. In the case of insured bondholders who elected to receive custody receipts, the Company retains the right to satisfy its obligations under the insurance policy with respect to the related legacy insured bonds at any time thereafter, with 30 days’ notice, by paying 100% of the then outstanding principal amount of insured bonds plus accrued interest. The Company consolidated the Puerto Rico Trusts as it is the primary beneficiary given its power to collapse these trusts.

The assets within the Puerto Rico Trusts are classified as follows: new recovery bonds and certain trust certificates classified as available-for-sale securities ($1 million fair value and amortized cost as of September 30, 2022), and CVIs as trading securities. The trust certificates have maturity dates ranging from 2023 to 2025. For the measurement of liabilities of the Puerto Rico Trusts, the Company elected the FVO in order to simplify the accounting for these instruments.

Investment income on the new recovery bonds and trust certificates, unrealized gains and losses on the CVIs and the change in fair value of the Puerto Rico Trusts’ liabilities, which are all with recourse, are all reported in “fair value gains (losses) on FG VIEs” on the condensed consolidated statement of operations, except for the change in fair value attributable to the change in ISCR on the Puerto Rico Trusts’ liabilities, which is reported in OCI. Unrealized gains and losses on the new recovery bonds and trust certificates are reported in OCI. During nine months 2022, the consolidation of the three Puerto Rico Trusts resulted in a not significant gain on consolidation and deconsolidation of one Puerto Rico Trust resulted in a $1 million loss, which were also reported in “fair value gains (losses) on FG VIEs.”

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Components of FG VIE Assets and Liabilities

Net fair value gains and losses on FG VIEs are expected to reverse to zero by maturity of the FG VIEs’ debt, except for net premiums received and net claims paid by the insurance subsidiaries under the financial guaranty insurance contract. The Company’s estimate of expected loss to be paid (recovered) for FG VIEs is included in Note 3, Expected Loss to be Paid (Recovered).

The table below shows the carrying value of all of the consolidated FG VIEs’ assets and liabilities in the condensed consolidated balance sheets, segregated by the types of assets that collateralize the respective debt obligations for FG VIEs’ liabilities.

Consolidated FG VIEs by Type of Collateral

	As of
	September 30, 2022	December 31, 2021
	(in millions)
FG VIEs’ assets:
U.S. RMBS first lien	$164	$206
U.S. RMBS second lien	18	23
Puerto Rico Trusts’ securities	1	—
Total FG VIEs’ assets	$183	$229

FG VIEs’ liabilities with recourse:
U.S. RMBS first lien	$172	$215
U.S. RMBS second lien	20	28
Puerto Rico Trusts’ liabilities	1	—
Total FG VIEs’ liabilities with recourse	$193	$243

FG VIEs’ liabilities without recourse:
U.S. RMBS first lien	$11	$17
Total FG VIEs’ liabilities without recourse	$11	$17

The change in the ISCR of the FG VIEs’ assets for which the Company elected the FVO (FG VIEs’ assets at FVO) held as of September 30, 2022 that was reported in the condensed consolidated statements of operations for third quarter 2022 and nine months 2022 were gains of $14 million and $10 million, respectively. The change in the ISCR of the FG VIEs’ assets at FVO held as of September 30, 2021 were gains of $4 million and $8 million for third quarter 2021 and nine months 2021, respectively. The ISCR amount is determined by using expected cash flows at the original date of consolidation discounted at the effective yield less current expected cash flows discounted at that same original effective yield.

The inception-to-date change in fair value of the FG VIEs’ liabilities with recourse (all of which are measured at fair value under the FVO) attributable to the ISCR is calculated by holding all current period assumptions constant for each security and isolating the effect of the change in the Company’s CDS spread from the most recent date of consolidation to the current period. In general, if the Company’s CDS spread tightens, more value will be assigned to the Company’s credit; however, if the Company’s CDS spread widens, less value is assigned to the Company’s credit.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Selected Information for FG VIEs’ Assets and Liabilities
Measured under the FVO

	As of
	September 30, 2022	December 31, 2021
	(in millions)
Excess of unpaid principal over fair value of:
FG VIEs’ assets	$237	$230
FG VIEs’ liabilities with recourse	30	9
FG VIEs’ liabilities without recourse	15	15
Unpaid principal balance for FG VIEs’ assets that were 90 days or more past due	33	46
Unpaid principal for FG VIEs’ liabilities with recourse (1)	223	252
____________________
(1)    FG VIEs’ liabilities with recourse will mature at various dates ranging from 2023 through 2038.
Non-Consolidated VIEs

    As described in Note 2, Outstanding Exposure, the Company monitors all policies in the insured portfolio. Of the approximately 13.9 thousand policies monitored as of September 30, 2022, approximately 13.4 thousand policies are not within the scope of FASB Accounting Standards Codification (ASC) 810 because these financial guaranties relate to the debt obligations of governmental organizations or financing entities established by a governmental organization. The majority of the remaining policies involve transactions where the Company is not deemed to currently have control over the FG VIEs’ most significant activities. With respect to structured finance and other FG VIEs, as of September 30, 2022 and December 31, 2021, the Company identified 41 and 47 policies, respectively, that contain provisions and experienced events that may trigger consolidation. Based on management’s assessment of these potential triggers or events, the Company consolidated 18 and 19 structured finance FG VIEs as of September 30, 2022 and December 31, 2021, respectively. In addition, as of September 30, 2022 the Company consolidated two Puerto Rico Trusts. The Company’s exposure through its financial guaranties with respect to debt obligations of FG VIEs is included within net par outstanding in Note 2, Outstanding Exposure.

    The Company’s investments in AssuredIM Funds are mostly VIEs in which it holds a significant variable interest. The Company’s maximum exposure to potential loss related to AssuredIM Funds is its carrying value of $574 million as of September 30, 2022. See Note 6, Investments for summarized financial information of AssuredIM Funds and unfunded commitments.

8.    Fair Value Measurement

The Company carries a significant portion of its assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., exit price). The price represents the price available in the principal market for the asset or liability. If there is no principal market, then the price is based on a hypothetical market that maximizes the value received for an asset or minimizes the amount paid for a liability (i.e., the most advantageous market).

Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on either internally developed models that primarily use, as inputs, market-based or independently sourced market parameters, including but not limited to yield curves, interest rates and debt prices, or with the assistance of an independent third party using a discounted cash flow approach and the third party’s proprietary pricing models. In addition to market information, models also incorporate transaction details, such as maturity of the instrument and contractual features designed to reduce the Company’s credit exposure, such as collateral rights as applicable.

Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments include amounts to reflect counterparty credit quality, the Company’s creditworthiness and constraints on liquidity. As markets and products develop and the pricing for certain products becomes more or less transparent, the Company may refine its methodologies and assumptions. During nine months 2022, no changes were made to the Company’s valuation models that had, or are expected to have, a material impact on the Company’s condensed consolidated balance sheets or statements of operations and comprehensive income.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

The Company’s methods for calculating fair value produce a fair value that may not be indicative of net realizable value or reflective of future fair values. The use of different methodologies or assumptions to determine fair value of certain financial instruments could result in a materially different estimate of fair value at the reporting date.

The categorization within the fair value hierarchy is determined based on whether the inputs to valuation techniques used to measure fair value are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect Company estimates of market assumptions. The fair value hierarchy prioritizes model inputs into three broad levels as follows, with Level 1 being the highest and Level 3 the lowest. An asset’s or liability’s categorization is based on the lowest level of significant input to its valuation.

Level 1—Quoted prices for identical instruments in active markets. The Company generally defines an active market as a market in which trading occurs at significant volumes. Active markets generally are more liquid and have a lower bid-ask spread than an inactive market.

Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and observable inputs other than quoted prices, such as interest rates or yield curves and other inputs derived from or corroborated by observable market inputs.

Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.

    There were no transfers from or into Level 3 during the periods presented.

Carried at Fair Value

Fixed-Maturity Securities

    The fair value of fixed-maturity securities is generally based on prices received from third-party pricing services or alternative pricing sources with reasonable levels of price transparency. The pricing services prepare estimates of fair value using their pricing models, which take into account: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, industry and economic events, and sector groupings. Additional valuation factors that can be taken into account are nominal spreads and liquidity adjustments. The pricing services evaluate each asset class based on relevant market and credit information, perceived market movements, and sector news.

    Benchmark yields have in many cases taken priority over reported trades for securities that trade less frequently or those that are distressed trades, and therefore may not be indicative of the market. The extent of the use of each input is dependent on the asset class and the market conditions. The valuation of fixed-maturity securities is more subjective when markets are less liquid due to the lack of market-based inputs.

As of September 30, 2022, the Company used models to price 135 securities, including loss mitigation securities, with a Level 3 fair value of $545 million. All Level 3 securities were priced with the assistance of independent third parties. The pricing is based on a discounted cash flow approach using the third party’s proprietary pricing models. The models use inputs such as projected prepayment speeds; severity assumptions; recovery lag assumptions; estimated default rates (determined on the basis of an analysis of collateral attributes, historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); home price appreciation/depreciation rates based on macroeconomic forecasts and recent trading activity. The yield used to discount the projected cash flows is determined by reviewing various attributes of the security including collateral type, weighted average life, sensitivity to losses, vintage, and convexity, in conjunction with market data on comparable securities. Significant changes to any of these inputs could have materially changed the expected timing of cash flows within these securities which is a significant factor in determining the fair value of the securities.

Short-Term Investments

Short-term investments that are traded in active markets are classified within Level 1 in the fair value hierarchy as their value is based on quoted market prices. Securities such as discount notes are classified within Level 2 because these securities are typically not actively traded due to their approaching maturity and, as such, their cost approximates fair value.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Equity Method Investments

Equity method investments primarily include investments in AssuredIM Funds and a distressed opportunities fund managed by a third-party asset manager for which the Company elected the FVO using NAV, as a practical expedient. Accordingly, these equity method investments are excluded from the fair value hierarchy. The Company has elected to account for its investments in the AssuredIM Funds at fair value, as the performance of these investments is directly correlated to the change in fair value of the AssuredIM Funds’ underlying investments.

Other Assets

Committed Capital Securities (CCS)

AGM has entered into put agreements with four separate custodial trusts allowing AGM to issue an aggregate of $200 million of non-cumulative redeemable perpetual preferred securities to the trusts in exchange for cash. Each custodial trust was created for the primary purpose of issuing $50 million face amount of AGM Committed Preferred Trust Securities (AGM CPS), investing the proceeds in high-quality assets and entering into put options with AGM.

The fair value of AGM CPS, which is reported in “other assets” on the condensed consolidated balance sheets, represents the difference between the present value of remaining expected put option premium payments under AGM CPS agreements, and the estimated present value that the Company would hypothetically have to pay currently for a comparable security. The change in fair value of the AGM CPS is reported in “fair value gains (losses) on CCS” in the condensed consolidated statements of operations. The estimated current cost of the AGM CPS is based on several factors, including AGM CDS spreads, LIBOR curve projections, Assured Guaranty’s publicly traded debt and the term the securities are estimated to remain outstanding. The AGM CPS are classified as Level 3 in the fair value hierarchy.

Contracts Accounted for as Credit Derivatives

The Company’s credit derivatives consist of insured CDS contracts, and also include interest rate swaps that qualify as derivatives under GAAP, which require fair value measurement with changes in fair value reported in the condensed consolidated statements of operations.

Credit derivative transactions are governed by International Swaps and Derivative Association documentation and have certain characteristics that differ from financial guaranty insurance contracts. For example, the Company’s control rights with respect to a reference obligation under a credit derivative may be more limited than when the Company issues a financial guaranty insurance contract. In addition, there are more circumstances under which the Company may be obligated to make payments. Similar to a financial guaranty insurance contract, the Company would be obligated to pay if the obligor failed to make a scheduled payment of principal or interest in full. In certain transactions the Company also specifically agreed to pay if the obligor were to become bankrupt or if the reference obligation were restructured. Furthermore, the Company may be required to make a payment due to an event that is unrelated to the performance of the obligation referenced in the credit derivative. If events of default or termination events specified in the credit derivative documentation were to occur, the non-defaulting or the non-affected party, which may be either the Company or the counterparty, depending upon the circumstances, may decide to terminate a credit derivative prior to maturity. In that case, the Company may be required to make a termination payment to its swap counterparty upon such termination. The Company did not enter into CDS contracts with the intent to trade these contracts and the Company may not unilaterally terminate a CDS contract absent an event of default or termination event that entitles the Company to terminate such contracts; however, the Company has mutually agreed with various counterparties to terminate certain CDS transactions. In transactions where the counterparty does not have the right to terminate, such transactions are generally terminated for an amount that approximates the present value of future premiums or for a negotiated amount, rather than at fair value.

The terms of the Company’s CDS contracts differ from more standardized credit derivative contracts sold by companies outside the financial guaranty industry. The non-standard terms generally include the absence of collateral support agreements or immediate settlement provisions. In addition, the Company employs relatively high attachment points and does not exit derivatives it sells, except under specific circumstances such as mutual agreements with counterparties. Management considers the non-standard terms of the Company’s credit derivative contracts in determining the fair value of these contracts.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Due to the lack of quoted prices and other observable inputs for its instruments or for similar instruments, the Company determines the fair value of its credit derivative contracts primarily through internally developed, proprietary models that use both observable and unobservable market data inputs. There is no established market where financial guaranty insured credit derivatives are actively traded; therefore, management has determined that the exit market for the Company’s credit derivatives is a hypothetical one based on its entry market. These contracts are classified as Level 3 in the fair value hierarchy as there are multiple unobservable inputs deemed significant to the valuation model, most importantly the Company’s estimate of the value of the non-standard terms and conditions of its credit derivative contracts. The fair value of the Company’s credit derivatives depends on a number of factors, including notional amount of the contract, expected term, credit spreads and the credit ratings of referenced entities.

As of September 30, 2022 and December 31, 2021, the net par outstanding of credit derivatives (which was all investment grade) was $191 million and $514 million, respectively, and the fair value of credit derivatives was an overall net liability of $3 million and $1 million, respectively. The change in fair value of credit derivatives recorded in “other income (loss)” was a loss of $2 million for nine months 2022 and a gain of $3 million for nine months 2021. The estimated remaining weighted average life of credit derivatives was 6.1 years and 6.5 years at September 30, 2022 and December 31, 2021, respectively.

FG VIEs’ Assets and Liabilities

The Company elected the FVO for the structured finance FG VIEs’ assets and liabilities and classifies them as Level 3 in the fair value hierarchy. The prices are generally determined with the assistance of an independent third party, based on a discounted cash flow approach.

As of September 30, 2022, the only assets in the Puerto Rico Trusts are trust certificates which are Level 3 available-for-sale securities. The liabilities of the Puerto Rico Trusts are measured under the FVO as Level 3 on the fair value hierarchy.

The fair value of the residential mortgage loan FG VIEs’ assets is generally sensitive to changes in estimated prepayment speeds; estimated default rates (determined on the basis of an analysis of collateral attributes such as: historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); yields implied by market prices for similar securities; and, as applicable, house price depreciation/appreciation rates based on macroeconomic forecasts. Significant changes to some of these inputs could have materially changed the market value of the FG VIEs’ assets and the implied collateral losses within the transaction. In general, the fair value of the FG VIEs’ assets is most sensitive to changes in the projected collateral losses, where an increase in collateral losses typically could lead to a decrease in the fair value of FG VIEs’ assets, while a decrease in collateral losses typically leads to an increase in the fair value of FG VIEs’ assets.

The third party utilizes an internal model to determine an appropriate yield at which to discount the cash flows of the security, by factoring in collateral types, weighted-average lives, and other structural attributes specific to the security being priced. The expected yield is further calibrated by utilizing algorithms designed to aggregate market color, received by the independent third party, on comparable bonds.

The models used to price the FG VIEs’ liabilities (other than the liabilities of the Puerto Rico Trusts) generally apply the same inputs used in determining fair value of FG VIEs’ assets. For those liabilities insured by the Company, the benefit of the Company’s insurance policy guaranteeing the timely payment of debt service is also taken into account. The liabilities of the Puerto Rico Trusts are priced based on the value of the assets in the Puerto Rico Trusts including the value of the insurance subsidiaries’ financial guaranty policies.

Significant changes to any of the inputs described above could materially change the timing of expected losses within an insured transaction which is a significant factor in determining the implied benefit of the Company’s insurance policy guaranteeing the timely payment of principal and interest for the insured tranches of debt issued by the FG VIEs. In general, extending the timing of expected loss payments by the Company into the future typically could lead to a decrease in the value of the Company’s insurance and a decrease in the fair value of the Company’s FG VIEs’ liabilities with recourse, while a shortening of the timing of expected loss payments by the Company typically could lead to an increase in the value of the Company’s insurance and an increase in the fair value of the Company’s FG VIEs’ liabilities with recourse.

The net change in the fair value of FG VIEs’ assets and liabilities is reported in “fair value gains (losses) on financial guaranty variable interest entities” in the condensed consolidated statements of operations, except for the change in fair value of FG VIEs’ liabilities with recourse caused by changes in ISCR which is separately presented in other comprehensive income

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

(OCI), and the change in fair value of available-for-sale securities, which is reported as a component of the change in unrealized gains (losses) on investments in OCI. Interest income and interest expense are derived from the trustee reports and also included in “fair value gains (losses) on financial guaranty variable interest entities”. The FG VIEs issued securities that are typically collateralized by first lien and second lien U.S. residential mortgage loans, or, in the case of the Puerto Rico Trusts, the Plan Consideration received under the GO/PBA Plan.

Amounts recorded at fair value in the Company’s financial statements are presented in the tables below.

Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of September 30, 2022

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Investments:
Fixed-maturity securities, available-for-sale
Obligations of state and political subdivisions	$—	$1,600	$2	$1,602
U.S. government securities	—	65	—	65
Corporate securities	—	1,105	—	1,105
Mortgage-backed securities:
RMBS	—	19	182	201
CMBS	—	117	—	117
Asset-backed securities	—	12	361	373
Non-U.S. government securities	—	89	—	89
Total fixed-maturity securities, available-for-sale	—	3,007	545	3,552
Fixed-maturity securities, trading	—	207	—	207
Short-term investments	560	19	—	579
Other invested assets (1)	—	—	4	4
FG VIEs’ assets	—	—	183	183
Other assets	—	—	16	16
Total assets carried at fair value (2)	$560	$3,233	$748	$4,541
Liabilities:
FG VIEs’ liabilities (3)	$—	$—	$204	$204
Other liabilities	—	—	3	3
Total liabilities carried at fair value	$—	$—	$207	$207

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Fair Value Hierarchy of Financial Instruments Carried at Fair Value
As of December 31, 2021

	Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
	(in millions)
Assets:
Investments:
Fixed-maturity securities, available-for-sale
Obligations of state and political subdivisions	$—	$1,881	$2	$1,883
U.S. government securities	—	73	—	73
Corporate securities	—	1,496	—	1,496
Mortgage-backed securities:
RMBS	—	26	203	229
CMBS	—	166	—	166
Asset-backed securities	—	17	399	416
Non-U.S. government securities	—	135	—	135
Total fixed-maturity securities, available-for-sale	—	3,794	604	4,398
Short-term investments	599	—	—	599
Other invested assets (1)	—	—	5	5
FG VIEs’ assets	—	—	229	229
Other assets	—	—	11	11
Total assets carried at fair value (2)	$599	$3,794	$849	$5,242
Liabilities:
FG VIEs’ liabilities (3)	$—	$—	$260	$260
Other liabilities	—	—	2	2
Total liabilities carried at fair value	$—	$—	$262	$262
____________________
(1)    Includes Level 3 mortgage loans that are recorded at fair value on a non-recurring basis.
(2)    Excludes $591 million and $562 million of equity method investments measured at fair value under the FVO using the NAV as a practical expedient as of September 30, 2022 and December 31, 2021, respectively.
(3)    Includes FG VIEs’ liabilities, at fair value with recourse of $193 million and $243 million as of September 30, 2022 and December 31, 2021, respectively, and without recourse of 11 million and $17 million as of September 30, 2022 and December 31, 2021, respectively.

Changes in Level 3 Fair Value Measurements

The tables below present a roll forward of the Company’s Level 3 financial instruments carried at fair value on a recurring basis during third quarter 2022, third quarter 2021, nine months 2022 and nine months 2021.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Roll Forward of Level 3 Assets and Liabilities at Fair Value on a Recurring Basis
Third Quarter 2022

	Fixed-Maturity Securities, Available-for-Sale								Credit Derivative Asset (Liability), net (5)
	Obligations of State and Political Subdivisions	RMBS		Asset- Backed Securities	FG VIEs’ Assets		Other (6)			FG VIEs’ (Liabilities) (7)
	(in millions)
Fair value as of June 30, 2022	$2	$173		$366	$193		$18		$(3)	$(228)
Total pre-tax realized and unrealized gains (losses) recorded in:
Net income (loss)	—	3	(1)	—	2	(4)	1	(3)	—	7	(4)
Other comprehensive income (loss)	—	(8)		(8)	—		(1)		—	(4)
Purchases	—	22		3	—		—		—	—
Sales	—	—		—	—		—		—	—
Settlements	—	(8)		—	(12)				—	21
Fair value as of September 30, 2022	$2	$182		$361	$183		$18		$(3)	$(204)
Change in unrealized gains (losses) related to financial instruments held as of September 30, 2022 included in:
Earnings					$2	(4)	$1	(3)	$—	$7	(4)
OCI	$—	$(8)		$(8)	$—		$(1)			$(4)

Roll Forward of Level 3 Assets and Liabilities at Fair Value on a Recurring Basis
Third Quarter 2021

	Fixed-Maturity Securities, Available-for-Sale								Credit Derivative Asset (Liability), net (5)
	Obligations of State and Political Subdivisions	RMBS		Asset- Backed Securities	FG VIEs’ Assets		Other (6)			FG VIEs’ (Liabilities) (7)
	(in millions)
Fair value as of June 30, 2021	$38	$234		$457	$250		$15		$(1)	$(286)
Total pre-tax realized and unrealized gains (losses) recorded in:
Net income (loss)	—	8	(1)	—	1	(4)	(2)	(3)	—	3	(4)
Other comprehensive income (loss)	—	(3)		—	—		(1)		—	2
Purchases	—	—		41	—		—		—	—
Settlements	—	(15)		(54)	(15)		—		—	12
Fair value as of September 30, 2021	$38	$224		$444	$236		$12		$(1)	$(269)
Change in unrealized gains (losses) related to financial instruments held as of September 30, 2021 included in:
Earnings					$2	(4)	$(2)	(3)	$—	$3	(4)
OCI	$—	$(3)		$—						$2

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Roll Forward of Level 3 Assets and Liabilities at Fair Value on a Recurring Basis
Nine Months 2022

	Fixed-Maturity Securities, Available-for-Sale								Credit Derivative Asset (Liability), net (5)
	Obligations of State and Political Subdivisions	RMBS		Asset- Backed Securities	FG VIEs’ Assets		Other (6)				FG VIEs’ (Liabilities) (7)
	(in millions)
Fair value as of December 31, 2021	$2	$203		$399	$229		$13		$(1)		$(260)
Total pre-tax realized and unrealized gains (losses) recorded in:
Net income (loss)	—	13	(1)	—	(9)	(4)	6	(3)	(2)	(2)	25	(4)
Other comprehensive income (loss)	1	(26)		(28)	—		(1)		—		(1)
Purchases	—	22		32	—		—		—		—
Sales	—	—		(7)	—		—		—		—
Settlements	(1)	(30)		(35)	(39)		—		—		49
Consolidations	—	—		—	2		—		—		(17)
Fair value as of September 30, 2022	$2	$182		$361	$183		$18		$(3)		$(204)
Change in unrealized gains (losses) related to financial instruments held as of September 30, 2022 included in:
Earnings					$(9)	(4)	$6	(3)	$(2)	(2)	$30	(4)
OCI	$1	$(23)		$(27)	$—		$(1)				$(1)

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Roll Forward of Level 3 Assets and Liabilities at Fair Value on a Recurring Basis
Nine Months 2021

	Fixed-Maturity Securities, Available-for-Sale												Credit Derivative Asset (Liability), net (5)
	Obligations of State and Political Subdivisions		Corporate Securities		RMBS		Asset- Backed Securities		FG VIEs’ Assets		Other (6)				FG VIEs’ (Liabilities) (7)
	(in millions)
Fair value as of December 31, 2020	$33		$30		$240		$468		$257		$25		$(4)		$(295)
Total pre-tax realized and unrealized gains (losses) recorded in:
Net income (loss)	1	(1)	2	(1)	15	(1)	2	(1)	15	(4)	(13)	(3)	3	(2)	(3)	(4)
Other comprehensive income (loss)	5		16		6		1		—		—		—		(1)
Purchases	—		—		—		191		—		—		—		—
Sales	—		(48)		—		(74)		—		—		—		—
Settlements	(1)		—		(37)		(144)		(36)		—		—		30
Fair value as of September 30, 2021	$38		$—		$224		$444		$236		$12		$(1)		$(269)
Change in unrealized gains (losses) related to financial instruments held as of September 30, 2021 included in:
Earnings									$16	(4)	$(13)	(3)	$3	(2)	$(2)	(4)
OCI	$5		$—		$5		$1								$(1)
____________________
(1)    Included in “net realized investment gains (losses)” and “net investment income”.
(2)    Included in “other income (loss)”.
(3)    Reported in “fair value gains (losses) on CCS”, “net investment income” and “other income (loss)”.
(4)    Reported in “fair value gains (losses) on FG VIEs”.
(5)    Represents the net position of credit derivatives. Credit derivative assets (reported in “other assets”) and credit derivative liabilities (reported in “other liabilities”) are shown as either assets or liabilities in the condensed consolidated balance sheets based on net exposure by transaction.
(6)    Includes CCS and other invested assets.
(7)    Includes FG VIEs’ liabilities with recourse and FG VIEs’ liabilities without recourse.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Level 3 Fair Value Disclosures

Quantitative Information About Level 3 Fair Value Inputs
As of September 30, 2022

Financial Instrument Description (1)	Fair Value (in millions)	Significant Unobservable Inputs	Range			Weighted Average as a Percentage of Current Par Outstanding
Assets (liabilities) (2):	0
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$2	Yield	14.5%
RMBS	182	CPR	3.9%	-	12.8%	7.5%
		CDR	3.1%	-	12.0%	5.6%
		Loss severity	55.0%	-	100.0%	81.5%
		Yield	7.0%	-	10.7%	8.3%
Asset-backed securities:
Life insurance transaction	33	Yield	10.0%
CLOs	328	Discount margin	2.0%	-	4.5%	3.5%
FG VIEs’ assets	183	CPR	0.9%	-	22.0%	15.7%
		CDR	1.0%	-	41.0%	7.2%
		Loss severity	45.0%	-	100.0%	80.6%
		Yield	4.3%	-	10.4%	7.2%
Other assets	16	Implied Yield	6.1%
		Term (years)	10 years
Credit derivative (liabilities), net	(3)	Internal credit rating	AA	-	BBB	A-
FG VIEs’ (liabilities)	(204)	CPR	0.9%	-	22.0%	15.7%
		CDR	1.0%	-	41.0%	7.2%
		Loss Severity	45.0%	-	100.0%	80.6%
		Yield	4.3%	-	10.4%	6.2%
___________________
(1)    Discounted cash flow is used as the primary valuation technique for all financial instruments listed in this table.
(2)    Excludes several investments reported in “other invested assets” with fair value of $4 million.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Quantitative Information About Level 3 Fair Value Inputs
As of December 31, 2021

Financial Instrument Description (1)	Fair Value (in millions)	Significant Unobservable Inputs	Range			Weighted Average as a Percentage of Current Par Outstanding
Assets (liabilities) (2):
Fixed-maturity securities, available-for-sale:
Obligations of state and political subdivisions	$2	Yield	7.2%
RMBS	203	CPR	2.4%	-	20.0%	9.2%
		CDR	1.8%	-	12.0%	5.6%
		Loss severity	55.0%	-	100.0%	84.1%
		Yield	3.8%	-	5.0%	4.4%
Asset-backed securities:
Life insurance transaction	33	Yield	5.0%
CLOs	366	Discount margin	0.0%	-	2.9%	1.9%
FG VIEs’ assets	229	CPR	0.9%	-	24.5%	13.6%
		CDR	1.4%	-	26.9%	7.3%
		Loss severity	45.0%	-	100.0%	80.2%
		Yield	1.4%	-	8.0%	4.6%
Other assets	10	Implied Yield	2.7%
		Term (years)	10 years
Credit derivative (liabilities), net	(1)	Internal credit rating	AA	-	BBB	A-
FG VIEs’ (liabilities)	(260)	CPR	0.9%	-	24.5%	13.6%
		CDR	1.4%	-	26.9%	7.3%
		Loss severity	45.0%	-	100.0%	80.2%
		Yield	1.4%	-	8.0%	3.8%
___________________
(1)    Discounted cash flow is used as the primary valuation technique for all financial instruments listed in this table.
(2)    Excludes several investments reported in “other invested assets” with fair value of $5 million.

Not Carried at Fair Value

Financial Guaranty Insurance Contracts

    Fair value is based on management’s estimate of what a similarly rated financial guaranty insurance company would demand to acquire the Company’s in-force book of financial guaranty insurance business. It is based on a variety of factors that may include pricing assumptions management has observed for portfolio transfers, commutations, and acquisitions that have occurred in the financial guaranty market, and also includes adjustments for stressed losses, ceding commissions and return on capital. The Company classified the fair value of financial guaranty insurance contracts as Level 3.

AGC Surplus Note

The fair value of the surplus note issued by AGC to AGM was determined by calculating the effect of changes in yield adjusted for a credit factor at the end of each reporting period. The fair value measurement of the surplus note was classified as Level 3.

Loans Receivable from Affiliate

    The fair value of the loans receivable from affiliate was determined by calculating the effect of changes in yield adjusted for a credit factor at the end of each reporting period. The fair value measurement of the loans receivable was classified as Level 3.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

     The carrying amount and estimated fair value of the Company’s financial instruments not carried at fair value are presented in the following table.

Fair Value of Financial Instruments Not Carried at Fair Value

	As of September 30, 2022		As of December 31, 2021
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in millions)
Assets (liabilities):
AGC surplus note	$300	$282	$300	$334
Loans receivable from affiliate	163	158	163	179
Other assets (including other invested assets) (1)	57	58	41	42
Financial guaranty insurance contracts (2)	(1,606)	(601)	(1,335)	(947)
Other liabilities (3)	(3)	(3)	(2)	(2)
____________________
(1)    Includes accrued interest and receivables for securities sold. Carrying value approximates fair value.
(2)     Carrying amount includes the assets and liabilities related to financial guaranty insurance contract premiums, losses, and salvage and subrogation and other recoverables net of reinsurance.
(3)    Includes payables for securities purchased and notes payable. Carrying value approximates fair value.

9.    Credit Facilities

On February 3, 2022, the Company entered into a secured short-term loan facility with a major financial institution to partially fund gross payments in connection with the resolution of a portion of its Puerto Rico exposures. See Note 2, Outstanding Exposure. The short-term loan facility permitted the Company to borrow up to $470 million for up to thirty days and up to $150 million for up to six months. The Company borrowed $400 million under the thirty days portion of this facility on March 14, 2022, and repaid it in full, with interest, on March 16, 2022. The Company did not borrow any amounts under the six months portion of the facility. The one month component bore interest at 1.10% per annum. The ability of the Company to borrow under the facility has expired.

10.    Income Taxes

Overview

    The Company files its U.S. federal tax return as a part of the consolidated group for Assured Guaranty US Holdings Inc. (AGUS), an indirect parent holding company. Each member of the AGUS consolidated tax group is part of a tax sharing agreement and pays or receives its proportionate share of the consolidated regular federal tax liability for the group as if each company filed on a separate return basis. The Company’s U.K. and French subsidiaries are subject to income taxes imposed by U.K. and French authorities, respectively, and file applicable tax returns.

On August 16, 2022, the U.S. enacted the Inflation Reduction Act of 2022 (the IRA), which, among other things, implemented a 15% minimum tax on book income of certain large corporations, a 1% excise tax on net stock repurchases that occur after December 31, 2022, and several tax incentives to promote clean energy. Currently, the Company does not believe that this new minimum tax nor the other income tax provisions of the IRA will have a material impact on its consolidated financial statements.

Tax Assets (Liabilities)

Deferred and Current Tax Assets (Liabilities) (1)

	As of
	September 30, 2022	December 31, 2021
	(in millions)
Net deferred tax assets (liabilities)	$92	$(46)
Net current tax assets (liabilities)	46	(24)
____________________
(1)     Included in “other assets” or “other liabilities” on the condensed consolidated balance sheets.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Valuation Allowance

    During third quarter 2022, the Company recorded a return to provision adjustment, which included the utilization of $19 million in foreign tax credits, thereby reducing the Company's foreign tax credits (FTC) from $24 million as of December 31, 2021 to $5 million as of September 30, 2022. FTCs were established under the 2017 Tax Cuts and Jobs Act (TCJA) for use against regular tax in future years, and will expire in 2027. In analyzing the future realizability of FTCs, the Company notes limitations on future foreign source income due to overall foreign losses as negative evidence. After reviewing positive and negative evidence, the Company came to the conclusion that it is more likely than not that the remaining FTC of $5 million will not be utilized, and therefore maintained a valuation allowance with respect to this tax attribute, resulting in a decrease in the valuation allowance from $24 million as of December 31, 2021 to $5 million as of September 30, 2022.

The Company came to the conclusion that it is more likely than not that the remaining deferred tax assets will be fully realized after weighing all positive and negative evidence available as required under GAAP. The positive evidence that was considered included the cumulative income the Company has earned over the last three years, and the significant unearned premium income to be included in taxable income. The positive evidence outweighs any negative evidence that exists. As such, the Company believes that no valuation allowance is necessary in connection with the remaining deferred tax assets. The Company will continue to analyze the need for a valuation allowance on a quarterly basis.

Provision for Income Taxes

    The Company’s provision for income taxes for interim financial periods is not based on an estimated annual effective rate due, for example, to the variability in loss reserves, fair value of its VIEs, and foreign exchange gains and losses which prevents the Company from projecting a reliable estimated annual effective tax rate and pre-tax income for the full year 2022. A discrete calculation of the provision is calculated for each interim period.

    The effective tax rates reflect the proportion of income recognized by AGM and each of its operating subsidiaries, with U.S. entities taxed at the U.S. marginal corporate income tax rate of 21%, a U.K. subsidiary taxed at the U.K. marginal corporate tax rate of 19%, and the French subsidiary taxed at the French marginal corporate tax rate of 25% in 2022 and 27.5% in 2021. The Company’s overall effective tax rate fluctuates based on the distribution of income across jurisdictions.

    A reconciliation of the difference between the provision for income taxes and the expected tax provision at statutory rates in taxable jurisdictions is presented below.

Effective Tax Rate Reconciliation

	Third Quarter		Nine Months
	2022	2021	2022	2021
	(in millions)
Expected tax provision (benefit)	$4	$27	$(3)	$70
Tax-exempt interest	(2)	(2)	(6)	(6)
Taxes on reinsurance	—	(3)	(1)	(2)
Return to provision adjustment	(19)	(5)	(19)	(5)
Foreign taxes	(3)	2	4	1
Other	—	(2)	2	(5)
Total provision (benefit) for income taxes	$(20)	$17	$(23)	$53
Effective tax rate	(102.4)%	13.2%	136.9%	15.7%

The expected tax provision (benefit) is calculated as the sum of pre-tax income in each jurisdiction multiplied by the statutory tax rate of the jurisdiction by which it will be taxed. Where there is a pre-tax loss in one jurisdiction and pre-tax income in another, the total combined expected tax rate may be higher or lower than any of the individual statutory rates.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

    The following tables present pre-tax income and revenue by jurisdiction.

Pre-tax Income (Loss) by Tax Jurisdiction

	Third Quarter		Nine Months
	2022	2021	2022	2021
	(in millions)
U.S.	$45	$138	$45	$329
U.K.	(21)	(5)	(47)	15
France	(5)	(2)	(15)	(5)
Total	$19	$131	$(17)	$339

Revenue by Tax Jurisdiction

	Third Quarter		Nine Months
	2022	2021	2022	2021
	(in millions)
U.S.	$45	$87	$172	$265
U.K.	(18)	(1)	(38)	28
France	(3)	(1)	(9)	(2)
Total	$24	$85	$125	$291

    Pre-tax income by jurisdiction may be disproportionate to revenue by jurisdiction to the extent that insurance losses incurred are disproportionate.

Audits

As of September 30, 2022, AGUS had open tax years with the U.S. Internal Revenue Service (IRS) for 2018 forward and AGUS is currently under audit for the 2018 and 2019 tax years. In September 2022, Her Majesty's Revenue & Customs completed a business risk review of Assured Guaranty that commenced in July 2022 and assigned a low-risk rating for corporate taxes. The Company’s French subsidiary is not currently under examination and has open tax years of 2019 forward.

11.    Commitments and Contingencies

Legal Proceedings

    Lawsuits arise in the ordinary course of the Company’s business. It is the opinion of the Company’s management, based upon the information available, that the expected outcome of litigation against the Company, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position or liquidity, although an adverse resolution of litigation against the Company in a fiscal quarter or year could have a material adverse effect on the Company’s results of operations in a particular quarter or year.

In addition, in the ordinary course of their respective businesses, the Company and its affiliates are involved in litigation with third parties to recover insurance losses paid in prior periods or prevent or reduce losses in the future. For example, the Company is involved in a number of legal actions in the Federal District Court for Puerto Rico to enforce or defend its rights with respect to the obligations it insures of Puerto Rico and various of its related authorities and public corporations. See “Exposure to Puerto Rico” section of Note 2, Outstanding Exposure, for a description of such actions. The impact, if any, of these and other proceedings on the amount of recoveries the Company receives and losses it pays in the future is uncertain, and the impact of any one or more of these proceedings during any quarter or year could be material to the Company’s results of operations in that particular quarter or year.

The Company also receives subpoenas and interrogatories from regulators from time to time.

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

12.    Shareholder's Equity

Other Comprehensive Income

The following tables present the changes in each component of AOCI and the effect of reclassifications out of AOCI on the respective lines in the condensed consolidated statements of operations. Prior to the combination of certain of its European subsidiaries, two of those subsidiaries had a functional currency other than the U.S. dollar. Gains and losses relating to translating foreign functional currency financial statements for U.S. GAAP reporting were recorded as cumulative translation adjustment in OCI. Upon the merger of these European subsidiaries with and into AGUK, which has a functional currency of U.S. Dollars, no further changes to the cumulative translation adjustment are recorded.

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Third Quarter 2022

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment	Total AOCI
	No Credit Impairment	Credit Impairment
	(in millions)
Balance, June 30, 2022	$(167)	$(66)	$(17)	$(25)	$(275)
Other comprehensive income (loss) before reclassifications	(178)	(8)	(4)	—	(190)
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	(8)	(1)	—	—	(9)
Fair value gains (losses) on FG VIEs	—	—	(1)	—	(1)
Total before tax	(8)	(1)	(1)	—	(10)
Tax (provision) benefit	1	—	—	—	1
Total amount reclassified from AOCI, net of tax	(7)	(1)	(1)	—	(9)
Other comprehensive income (loss)	(171)	(7)	(3)	—	(181)
Balance, September 30, 2022	$(338)	$(73)	$(20)	$(25)	$(456)

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Third Quarter 2021

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment	Total AOCI
	No Credit Impairment	Credit Impairment
	(in millions)
Balance, June 30, 2021	$227	$(10)	$(20)	$(25)	$172
Other comprehensive income (loss) before reclassifications	(49)	—	1	—	(48)
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	(3)	5	—	—	2
Fair value gains (losses) on FG VIEs	—	—	(1)	—	(1)
Total before tax	(3)	5	(1)	—	1
Tax (provision) benefit	—	(1)	1	—	—
Total amount reclassified from AOCI, net of tax	(3)	4	—	—	1
Other comprehensive income (loss)	(46)	(4)	1	—	(49)
Balance, September 30, 2021	$181	$(14)	$(19)	$(25)	$123

Assured Guaranty Municipal Corp.
Notes to Condensed Consolidated Financial Statements (Unaudited), Continued

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Nine Months 2022

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment	Total AOCI
	No Credit Impairment	Credit Impairment
	(in millions)
Balance, December 31, 2021	$150	$(20)	$(19)	$(25)	$86
Other comprehensive income (loss) before reclassifications	(512)	(54)	(3)	—	(569)
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	(29)	(1)	—	—	(30)
Fair value gains (losses) on FG VIEs	—	—	(2)	—	(2)
Total before tax	(29)	(1)	(2)	—	(32)
Tax (provision) benefit	5	—	—	—	5
Total amount reclassified from AOCI, net of tax	(24)	(1)	(2)	—	(27)
Other comprehensive income (loss)	(488)	(53)	(1)	—	(542)
Balance, September 30, 2022	$(338)	$(73)	$(20)	$(25)	$(456)

Changes in Accumulated Other Comprehensive Income (Loss) by Component
Nine Months 2021

	Net Unrealized Gains (Losses) on Investments with:		ISCR on FG VIEs’ Liabilities with Recourse	Cumulative Translation Adjustment	Total AOCI
	No Credit Impairment	Credit Impairment
	(in millions)
Balance, December 31, 2020	$256	$(28)	$(18)	$(25)	$185
Other comprehensive income (loss) before reclassifications	(79)	17	(2)	—	(64)
Less: Amounts reclassified from AOCI to:
Net realized investment gains (losses)	11	4	—	—	15
Fair value gains (losses) on FG VIEs	—	—	(2)	—	(2)
Total before tax	11	4	(2)	—	13
Tax (provision) benefit	(2)	(1)	1	—	(2)
Total amount reclassified from AOCI, net of tax	9	3	(1)	—	11
Other comprehensive income (loss)	(88)	14	(1)	—	(75)
Less: Other comprehensive income (loss) attributable to noncontrolling interest	(13)	—	—	—	(13)
Balance, September 30, 2021	$181	$(14)	$(19)	$(25)	$123

13.    Subsequent Events

    Subsequent events have been considered and disclosed if material through December 2, 2022, the date on which these financial statements were issued.